      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1999


                                                      REGISTRATION NO. 333-64063

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1



                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


                        WFS FINANCIAL 1999-B OWNER TRUST


                         WFS FINANCIAL AUTO LOANS, INC.
                   (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)

            CALIFORNIA                            9999                            33-0149603
 (STATE OR OTHER JURISDICTION OF              (PRIMARY SIC                     (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)              CODE NUMBER)                  IDENTIFICATION NUMBER)

                                23 PASTEUR ROAD
                            IRVINE, CALIFORNIA 92618
                                 (949) 727-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------


                                THOMAS A. WOLFE

                                   PRESIDENT
                         WFS FINANCIAL AUTO LOANS, INC.
                                23 PASTEUR ROAD
                            IRVINE, CALIFORNIA 92618
                                 (949) 727-1000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                 ANDREW E. KATZ, ESQ.                                    DALE W. LUM, ESQ.
           MITCHELL, SILBERBERG & KNUPP LLP                               BROWN & WOOD LLP
              11377 W. OLYMPIC BOULEVARD                               555 CALIFORNIA STREET
          LOS ANGELES, CALIFORNIA 90064-1683                    SAN FRANCISCO, CALIFORNIA 94104-1715
                    (310) 312-2000                                         (415) 772-1200

                            ------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                        PROPOSED             PROPOSED
TITLE OF EACH                                                            MAXIMUM              MAXIMUM             AMOUNT OF
CLASS OF SECURITIES                              AMOUNT TO BE        OFFERING PRICE          AGGREGATE          REGISTRATION
TO BE REGISTERED                                  REGISTERED            PER UNIT          OFFERING PRICE            FEE*
--------------------------------------------------------------------------------------------------------------------------------
Auto Receivable Backed Certificate..........      $1,000,000              100%              $1,000,000             $295.00
================================================================================================================================


* Estimated, pursuant to Rule 457(a) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit. The Registration Fee has been previously paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                    PRELIMINARY PROSPECTUS DATED MAY 6, 1999


                        WFS FINANCIAL 1999-B OWNER TRUST

          $                 % AUTO RECEIVABLE BACKED NOTES, CLASS A-1
          $                 % AUTO RECEIVABLE BACKED NOTES, CLASS A-2
          $                 % AUTO RECEIVABLE BACKED NOTES, CLASS A-3
          $                 % AUTO RECEIVABLE BACKED NOTES, CLASS A-4
            $                 % AUTO RECEIVABLE BACKED CERTIFICATES

                    WFS FINANCIAL AUTO LOANS, INC. (SELLER)

                      WFS FINANCIAL INC (MASTER SERVICER)


    The WFS Financial 1999-B Owner Trust Auto Receivable Backed Securities will consist of four Classes of notes (respectively, the "Class A-1 Notes", the "Class A-2 Notes", the "Class A-3 Notes" and the "Class A-4 Notes" and collectively, the "Notes") and one Class of certificates (the "Certificates" and, together with the Notes, the "Securities"). Principal, in the amounts set forth herein, and interest at the Interest Rates and Pass-Through Rate specified above for each Class of Notes and the Certificates will be distributed to the
related Securityholders on        20,    20,       20 and          20 of each
year (or, if any such day is not a Business Day, on the immediately succeeding
Business Day), beginning          20, 1999. Distributions on the Certificates
will be subordinated to payments due on the Notes to the extent described herein. Each Class of Notes and the Certificates will be payable in full on the Final Distribution Dates specified herein for such Securities. The payment priority of the Securities shall be in the order the Securities are listed above.



    The WFS Financial 1999-B Owner Trust (the "Trust") will be formed pursuant to a Trust Agreement to be entered into among WFS Financial Auto Loans, Inc. (the "Seller"), Financial Security Assurance Inc. ("Financial Security"), WFS Investments, Inc. and Chase Manhattan Bank Delaware, as Owner Trustee. The Seller is a wholly owned, limited purpose operating subsidiary of WFS Financial Inc ("WFS"). The Certificates will be issued pursuant to the Trust Agreement and will represent fractional undivided interests in the Trust. The Notes will be issued and secured pursuant to an Indenture to be entered into among the Trust, Financial Security and Bankers Trust Company, as Indenture Trustee, and will represent obligations of the Trust. Financial Security will issue a financial guaranty insurance policy for the exclusive benefit of the Notes (the "Note Policy") and a financial guaranty insurance policy for the exclusive benefit of the Certificates (the "Certificate Policy" and, together with the Note Policy, the "Policies").


    The material property of the Trust will include (i) a pool of retail installment sales contracts and a limited number of installment loans (the "Contracts") secured in both instances by new or used automobiles and light duty trucks (the "Financed Vehicles"), (ii) the Policies and (iii) the funds in a segregated trust account in the name of the Indenture Trustee (the "Spread Account"). The Contracts were primarily originated by motor vehicle dealers and
purchased by WFS. At least   % of the Contracts, based upon the Cut-Off Date
Aggregate Scheduled Balance, will have been originally underwritten as prime Contracts and the remainder of the Contracts will have been originally underwritten as non-prime Contracts. WFS will act as Master Servicer of the Contracts. The Notes will be secured by the assets of the Trust pursuant to the Indenture.

    It is a condition of issuance that the Class A-1 Notes be rated A-1+ by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and P-1 by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"), and the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and the Certificates each be rated AAA by S&P and Aaa by Moody's. The ratings by S&P of the Notes will be issued without regard to the benefit afforded by the Note Policy. The rating by Moody's of the Class A-1 Notes will be substantially based upon the issuance of the Note Policy by Financial Security, and the rating by Moody's of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be based on the issuance of the Note Policy by Financial Security. The ratings by each Rating Agency of the Certificates will be based on the issuance of the Certificate Policy by Financial Security.

    Each Class of Notes and the Certificates will be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of participating members of DTC. Definitive Securities will be available only under the limited circumstances described herein.

THE FINANCIAL GUARANTY INSURANCE POLICIES ARE NOT COVERED BY THE PROPERTY/ CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.
Securityholders will not have recourse against that fund. See "The Policies -- Other Terms of the Policies".

     SEE "RISK FACTORS" COMMENCING ON PAGE 11 FOR A DISCUSSION OF THE MATERIAL RISK FACTORS RELEVANT TO AN INVESTMENT IN THE SECURITIES.
  THE NOTES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN, THE TRUST AND WILL NOT REPRESENT OBLIGATIONS OF OR
    INTERESTS IN WFS FINANCIAL AUTO LOANS, INC., WESTERN FINANCIAL BANK, WFS FINANCIAL INC OR ANY OF THEIR RESPECTIVE AFFILIATES, THE FEDERAL DEPOSIT
            INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL ENTITY.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                                                                                  UNDERWRITING
                                                               PRICE TO THE       DISCOUNTS AND        PROCEEDS TO
                                                                 PUBLIC(1)       COMMISSIONS(2)     THE SELLER(1)(3)
---------------------------------------------------------------------------------------------------------------------
Per Class A-1 Note..........................................                %                 %                    %
Per Class A-2 Note..........................................                %                 %                    %
Per Class A-3 Note..........................................                %                 %                    %
Per Class A-4 Note..........................................                %                 %                    %
Per Certificate.............................................                %                 %                    %
Total.......................................................  $                   $                  $
---------------------------------------------------------------------------------------------------------------------


(1) Plus accrued interest, if any, from         1, 1999.


(2) See "Underwriting" for indemnification arrangements with the Underwriters.

(3) Before deducting expenses payable by the Seller estimated at $        .


    The Securities are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to various prior conditions, including their right to reject orders in whole or in part. It is expected that the Securities will be delivered in book-entry form on or about
          , 1999.



BEAR, STEARNS & CO. INC.


             CREDIT SUISSE FIRST BOSTON

                          DONALDSON, LUFKIN & JENRETTE

                                      NATIONSBANK MONTGOMERY SECURITIES LLC

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of any Class of Securities. Specifically, the Underwriters may overallot in connection with the offering and may bid for and purchase the Securities in the open market. For a description of these activities, see "Underwriting."

                             AVAILABLE INFORMATION

     The Seller, as originator of the Trust, has filed a registration statement on Form S-3 (together with all amendments and exhibits thereto and documents incorporated by reference herein, the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") with respect to the Securities offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits thereto. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 or at the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. Statements made in this Prospectus as to the contents of any agreement or other document referred to herein are not necessarily complete and reference is made to the copy of such agreement or other document filed as an exhibit or schedule to the Registration Statement and to the exhibits and schedules filed therewith, each such statement being qualified in all respects by such reference.

                           REPORTS TO SECURITYHOLDERS

     The Master Servicer, on behalf of the Trust, will prepare and the Indenture Trustee and the Owner Trustee will provide to Securityholders of record (which shall be Cede & Co. as the nominee of DTC unless Definitive Securities are issued under the limited circumstances described herein) unaudited quarterly and annual reports concerning the Contracts. See "Certain Information Regarding the Securities -- Statements to Securityholders" and "-- Evidence as to Compliance."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     All reports and other documents filed by WFS, as Master Servicer, on behalf of the Seller, or on behalf of the Trust, and the financial statements of Financial Security Assurance, Inc. and Subsidiaries included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. (including specifically the Annual Report on Form 10-K for the year ended December 31, 1997 and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998), as filed in each case pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and those filed subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     WFS, as Master Servicer, will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, WFS Financial Inc, 23 Pasteur Road, Irvine, California 92618 or by calling (949) 727-1000.


     UNTIL             , 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES
OR THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             SUMMARY OF PROSPECTUS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. See the Index of Definitions commencing on A-1 for the location herein of capitalized terms.


Issuer.....................  WFS Financial 1999-B Owner Trust (the "Trust").


Seller.....................  WFS Financial Auto Loans, Inc. (the "Seller"), a
                             wholly owned, limited-purpose operating subsidiary of WFS Financial Inc. The principal executive offices of the Seller are located at 23 Pasteur Road, Irvine, California 92618 and its telephone number is (949) 727-1000. Prior to May 29, 1996, the Seller was known as Western Financial Auto Loans, Inc. See "The Seller."

WFS........................  WFS Financial Inc ("WFS" or, in its capacity as
                             Master Servicer, the "Master Servicer"), a majority owned, operating subsidiary of Western Financial Bank (the "Bank"), a federally chartered savings association. The principal offices of WFS are located at 23 Pasteur Road, Irvine, California 92618 and its telephone number is (949) 727-1000. See "WFS."

WII........................  WFS Investments, Inc. ("WII"), a California
                             corporation and a wholly owned operating subsidiary of WFS. The principal office of WII is 23 Pasteur Road, Irvine, California 92618 and its telephone number is (949) 727-1000. See "WII."

Securities Offered.........  The securities offered are as follows:


A. General.................  The WFS Financial 1999-B Owner Trust Auto
                             Receivable Backed Notes (the "Notes") will represent obligations of the Trust secured by the assets of the Trust (other than the Certificate Distribution Account and the Certificate Policy). The WFS Financial 1999-B Owner Trust Auto Receivable Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") will represent fractional undivided interests in the Trust.



                             The Trust will issue four Classes of Notes pursuant
                             to an indenture to be dated as of           1, 1999
                             (the "Indenture"), between the Trust and Bankers Trust Company, as trustee (the "Indenture
                             Trustee"), as follows: (i) $          aggregate
                             principal amount of      % Auto Receivable Backed
                             Notes, Class A-1 (the "Class A-1 Notes"), (ii)
                             $          aggregate principal amount of      %
                             Auto Receivable Backed Notes, Class A-2 (the "Class
                             A-2 Notes"), (iii) $          aggregate principal
                             amount of      % Auto Receivable Backed Notes,
                             Class A-3 (the "Class A-3 Notes") and (iv)
                             $          aggregate principal amount of      %
                             Auto Receivable Backed Notes, Class A-4 (the "Class A-4 Notes"). Payments of principal and interest on the Notes will be made in accordance with the priorities set forth under "Certain Information Regarding the Securities -- Distributions on the Securities."



                             The Trust will issue $          aggregate principal
                             amount of      % Auto Receivable Backed
                             Certificates pursuant to an amended and restated trust agreement (the "Trust Agreement") to be dated as of the date of initial issuance of the Securities (the "Closing Date"), among the Seller, Financial Security Assurance Inc. ("Financial Security"), WII and Chase Manhattan Bank Delaware, as trustee (the "Owner Trustee" and, together with the Indenture Trustee, the "Trustees").

                             Payments in respect of the Certificates will be subordinated to payments on the Notes to the extent described herein.

                             Each Class of Notes and the Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Definitive Securities will be issued only under the limited circumstances described herein. See "Certain Information Regarding the
                             Securities -- Book-Entry Registration" and
                             "-- Definitive Securities."

B. Property of the Trust...  Each Note will represent an obligation of, and each
                             Certificate will represent a fractional undivided interest in, the Trust. The material property of the Trust will include (i) a pool of retail installment sales contracts and a limited number, not to exceed 2% of the Cut-Off Date Aggregate Scheduled Balance, of installment loans originated by branch offices of WFS (collectively, the "Contracts") secured in both instances by new or used automobiles and light duty trucks (the "Financed Vehicles"), (ii) the Policies and (iii) the funds in a segregated trust account in the name of the Indenture Trustee (the "Spread Account"). See "Formation of the Trust -- General."


C. Distribution Dates......  Distributions of interest and principal on the
                             Securities will be made on           20,
                             20,           20 and           20 of each year (or,
                             if any such day is not a Business Day, on the next succeeding Business Day) (each, a "Distribution
                             Date"), commencing           20, 1999. Payments on
                             the Securities on each Distribution Date will be paid to the holders of record of the related Securities on the Business Day immediately preceding such Distribution Date or, in the event that Definitive Securities are issued, as of the 15th day of the month immediately preceding the month in which such Distribution Date occurs (each, a "Record Date").


                             A "Business Day" will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware, or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.

                             To the extent not previously paid prior to such dates, the outstanding principal amount of (i) the
                             Class A-1 Notes will be payable on           20,
                             199 (the "Class A-1 Final Distribution Date"), (ii) the Class A-2 Notes will be payable on
                             20, 200 (the "Class A-2 Final Distribution Date"),
                             (iii) the Class A-3 Notes will be payable on
                                       20, 200 (the "Class A-3 Final
                             Distribution Date") and (iv) the Class A-4 Notes
                             will be payable on           20, 200 (the "Class
                             A-4 Final Distribution Date" and, together with the Class A-1 Final Distribution Date, the Class A-2 Final Distribution Date and the Class A-3 Final Distribution Date, the "Note Final Distribution Dates"). To the extent not previously paid in full prior to such date, the unpaid principal balance of
                             the Certificates will be payable on           20,
                             200 (the "Certificate Final Distribution Date" and, together with the Note Final Distribution Dates, the "Final Distribution Dates"). The Final Distribution Dates represent the last day on which the outstanding principal amount for the respective Note or Certificate will be paid.

Terms of the Notes.........  The principal terms of the Notes will be as described below:

A. Interest Rates..........  Interest will be borne on (i) the Class A-1 Notes
                             at the rate of      % per annum (the "Class A-1
                             Rate"), (ii) the Class A-2 Notes at the rate of
                                  % per annum (the "Class A-2 Rate"), (iii) the
                             Class A-3 Notes
                             at the rate of      % per annum (the "Class A-3
                             Rate") and (iv) the Class A-4 Notes at the rate of
                                  % per annum (the "Class A-4 Rate" and,
                             together with the Class A-1 Rate, the Class A-2
                             Rate and the Class A-3 Rate, the "Interest Rates").

B. Interest................  Interest on the outstanding principal amount of each Class of Notes will accrue at the related Interest Rate from and including the most recent Distribution Date on which interest has been paid (or from and including the Cut-Off Date with respect to the first Distribution Date) to but excluding the current Distribution Date (each, an "Interest Period"). Interest on the Class A-1 and the Class A-2 Notes will be calculated on the basis of the actual number of days elapsed in an Interest Period and a 360-day year. Interest on the Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Notes for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Interest Rate. See "The Notes -- Payments of Interest" and "Certain Information Regarding the
                             Securities -- Distributions on the Securities."

C. Principal...............  Principal of the Notes will be payable on each
                             Distribution Date in an amount generally equal to the Note Principal Distributable Amount for such Distribution Date, calculated as described under "Certain Information Regarding the
                             Securities -- Distributions on the
                             Securities -- Deposits to the Distribution
                             Accounts; Priority of Payments." On each
                             Distribution Date, the Note Principal Distributable Amount will be applied in the following priority: first to reduce the principal amount of the Class A-1 Notes; second, after the principal amount of the Class A-1 Notes has been reduced to zero, to reduce the principal amount of the Class A-2 Notes; third, after the principal amount of the Class A-2 Notes has been reduced to zero, to reduce the principal amount of the Class A-3 Notes; and fourth, after the principal amount of the Class A-3 Notes has been reduced to zero, to reduce the principal amount of the Class A-4 Notes. Notwithstanding the foregoing, if the principal amount of a Class of Notes has not been paid in full prior to its Note Final Distribution Date, the Note Principal Distributable Amount for such Note Final Distribution Date will include an amount sufficient to reduce the unpaid principal amount of such Class of Notes to zero on such Note Final Distribution Date. See "The Notes -- Payments of Principal" and "Certain Information Regarding the Securities -- Distributions on the
                             Securities -- Deposits to the Distribution
                             Accounts; Priority of Payments."

D. Optional Redemption.....  In the event of an Optional Purchase, each Class of outstanding Notes will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of such Class of Notes plus accrued interest thereon at the related Interest Rate. See "The Notes -- Optional Redemption."

E. Mandatory Redemption....  The Notes may be accelerated if an Event of Default has occurred and is continuing under the Indenture so long as no Insurer Default has occurred and is continuing. If an Insurer Default has occurred and is continuing and an Event of Default has occurred and is continuing, the Trustee may, or if so requested in writing by Holders of Notes represent-ing at least 66 2/3% of the aggregate Outstanding Amount, upon prior written notice to each Rating Agency, accelerate the Notes. So long as no Insurer Default shall have occurred and be continuing, under certain circumstances Financial Security will have the right (in addition to its obligation to make Scheduled Payments on the Notes in accordance with the terms of the Note Policy), but not the obligation, to elect to accelerate the principal of the Notes and to cause the Master Servicer or the Trustee to sell or otherwise liquidate the property of the Trust and to deliver the proceeds to the Indenture Trustee for distribution in accordance with the terms of the Indenture. See "The
                             Notes -- Events of Default."

Terms of the
Certificates...............  The principal terms of the Certificates will be as described below:

A. Interest................  On each Distribution Date, the Owner Trustee or any paying agent as the Owner Trustee may designate from time to time (the "Paying Agent") will distribute pro rata to Certificateholders of record as of the related Record Date accrued interest at
                             the rate of     % per annum (the "Pass-Through
                             Rate") on the Certificate Balance, as defined below, as of the immediately preceding Distribution Date (after giving effect to distributions of principal to be made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the Original Certificate Balance. Interest in respect of a Distribution Date will accrue from and including the Cut-Off Date (in the case of the first Distribution Date), or from and including the most recent Distribution Date on which interest has been paid, to but excluding the current Distribution Date. Interest on the Certificates for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the Pass-Through Rate. See "The Certificates -- Distributions of Interest" and "Certain Information Regarding the Securities -- Distributions on the Securities."

                             The "Certificate Balance" will equal
                             $            (the "Original Certificate Balance")
                             on the Closing Date and on any date thereafter will equal the Original Certificate Balance reduced by all distributions of principal previously made in respect of the Certificates. Distributions on the Certificates will be subordinated to payments of interest and principal on the Notes as described under "The Certificates" and "Certain Information Regarding the Securities -- Distributions on the Securities."


B. Principal...............  No principal will be paid on the Certificates until the Distribution Date on which the principal amount of all Classes of Notes has been reduced to zero. On such Distribution Date and each Distribution Date thereafter, principal of the Certificates will be payable in an amount equal to the Certificate Principal Distributable Amount for such Distribution Date, calculated as described under "Certain Information Regarding the
                             Securities -- Distributions on the
                             Securities -- Deposits to the Distribution
                             Accounts; Priority of Payments." If not paid in full prior to the Certificate Final Distribution Date, the remaining Certificate Balance, if any, will be payable on that date. See "The
                             Certificates -- Distributions of Principal."


C. Optional Prepayment.....  In the event of an Optional Purchase, the
                             Certificates will be repaid in whole, but not in part, at a repayment price equal to the Certificate

                             Balance plus accrued interest thereon at the Pass-Through Rate. See "The
                             Certificates -- Optional Prepayment."

Security for the
Securities.................  The principal security for the Securities will be as described below:

A. The Contracts...........  The Contracts will consist of retail installment sales contracts and installment loans, secured by liens on the Financed Vehicles, purchased from WFS by the Seller and from the Seller by the Trust, including the right to receive the payments thereunder on and after the Cut-Off Date. The Seller will be required to repurchase Contracts if
                             (a) (i) any defect in the documentation as to a Contract exists or the documentation has not been received by the Owner Trustee, (ii) the Contract has not been executed by its Obligor or (iii) any representation or warranty of the Seller was incorrect when made and that defect, omission or incorrectness is not cured within 90 days and (b) that defect, omission or incorrectness materially and adversely affects the Securityholders, the Indenture Trustee, the Owner Trustee or Financial Security. The Contracts were purchased from new and used car dealers or originated directly from consumers by WFS. The Contracts were originated in
                             California and   other states by new and used car
                             dealers not affiliated with WFS, except for a limited number of Contracts originated directly from consumers by WFS. The Contracts will be selected by WFS from its portfolio of retail installment sales contracts and installment loans based upon the criteria to be specified in the Sale and Servicing Agreement. As of the Cut-Off Date, the Aggregate Scheduled Balance will be $
                             (the "Cut-Off Date Aggregate Scheduled Balance") and the Contracts will have an expected weighted average annual percentage rate of approximately
                                  % and an expected weighted average remaining
                             maturity of approximately      months. See "The
                             Contracts Pool."

                             Approximately        % of the aggregate principal
                             amount of the Contracts will be "Rule of 78's
                             Contracts" and approximately      % will be "Simple
                             Interest Contracts", based upon the anticipated Scheduled Balances of the Contracts as of the Cut-Off Date. See "Index of Definitions" for the definition of "Rule of 78's Contract" and "Simple Interest Contract."

                             All net collections received by the Master Servicer on or in respect of the Contracts and any Advances made by the Master Servicer will be deposited in or credited to the Collection Account or, in certain limited instances, the Holding Account. All amounts paid under the Policies will be solely deposited in or credited to the Collection Account. On each Distribution Date, the Indenture Trustee will distribute the amounts on deposit in the Collection Account with respect to such Distribution Date to the Note Distribution Account and, to the extent applicable, the Certificate Distribution Account. All payments to Noteholders will be made from the Note Distribution Account and to Certificateholders from the Certificate Distribution Account. See "Certain Information Regarding the
                             Securities -- The Accounts and Eligible
                             Investments" and "-- Distributions on the Securities."

B. The Spread Account......  The Securityholders will be afforded limited protection against losses in respect of the Contracts by the establishment of a segregated trust account in the name of the Indenture Trustee for the benefit of the Securityholders (the "Spread Account"). The Spread Account will be part of the Trust. On each Distribution Date, funds will be withdrawn from the Spread Account for distribution to Securityholders to cover any shortfalls in interest and principal required to be paid on the Securities, to the extent of the funds therein, before giving effect to any claim under the Policies.

                             The Spread Account will be created with an initial
                             deposit by the Seller of $          (the "Spread
                             Account Initial Deposit"). The funds in the Spread Account will thereafter be supplemented on each Distribution Date by the deposit of any Excess Amounts (as defined below), until the cash on deposit in the Spread Account is at least equal to the Specified Spread Account Balance. "Excess Amounts" in respect of a Distribution Date will be calculated as described under "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments" and will equal the funds on deposit in the Collection Account in respect of such Distribution Date, after giving effect to all distributions required to be made on such Distribution Date. The Specified Spread
                             Account Balance will be either   % or   % of the
                             Aggregate Scheduled Balance of the Contracts, based upon fluctuations in the Charge-Off Percentage and the Delinquency Percentage of the Contracts. The Specified Spread Account Balance will not exceed
                             $          or be reduced below $          ;
                             provided, however, it shall not be greater than the outstanding principal amount of the Securities if
                             that amount is less than $          . See "Certain
                             Information Regarding the Securities -- Payment Priorities of the Notes and the Certificates; The Spread Account -- Calculation of Specified Spread Account Balance."

                             If on the last day of any month (each, a "Calculation Day") or on any Distribution Date the amount on deposit in the Spread Account is greater than the Specified Spread Account Balance, any excess cash on deposit therein will be released therefrom and upon such distribution Securityholders will have no further rights in, or claims to, such amounts. See "Certain Information Regarding the Securities -- Withdrawals from the Spread Account."


C. The Policies............  On the Closing Date, Financial Security will issue the Note Policy to the Indenture Trustee and the Certificate Policy to the Owner Trustee pursuant to the insurance, indemnity and pledge agreement to be
                             dated as of           1, 1999 (the "Insurance
                             Agreement"), among Financial Security, the Trust, the Seller, Bankers Trust Company as Collateral Agent for Financial Security, WII and WFS. Pursuant to the Note Policy, Financial Security will fully, unconditionally and irrevocably guarantee to the Noteholders payment of the Scheduled Payments for each Distribution Date. Pursuant to the Certificate Policy, Financial Security will unconditionally and irrevocably guarantee to the Certificateholders payment of the Guaranteed Distributions for each Distribution Date. See "The Policies" and "Financial Security Assurance Inc."


Optional Purchase..........  The Seller may, but will not be obligated to, purchase all of the Contracts in the Trust, and thereby cause early retirement of all outstanding Securities, on any Distribution Date as of which the Aggregate Scheduled Balance is 5% or less of the Cut-Off Date Aggregate Scheduled Balance (an "Optional Purchase"). See "Certain Information Regarding the Securities -- Termination."

The Master Servicer........  WFS, as Master Servicer, will be obligated pursuant to the Sale and Servicing Agreement, subject to the limitations set forth therein, to service the Contracts and to repurchase Contracts if any representations and warranties made by WFS are incorrect or if (i) WFS, as Master Servicer, breaches its obligations under the Sale and Servicing Agreement regarding collection of payments on the Contracts or the maintenance of a first priority perfected security interest in each Contract, (ii) such incorrectness or breach is not cured within 30 days and (iii) that incorrectness or breach materially and adversely affects such Contracts. See "The Master Servicer."

Ratings....................  It is a condition of issuance that the Class A-1
                             Notes be rated A-1+ by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and P-1 by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"), and the Class A-2, Class A-3 and Class A-4 Notes and the Certificates each be rated AAA by S&P and Aaa by Moody's. The ratings to be received from a Rating Agency will be an assessment by that Rating Agency of the likelihood of full repayment of principal and interest on the related Securities by the Final Payment Date and does not reflect an assessment of whether or to what extent the related Securities will be subject to prepayment. In addition, a rating is not a recommendation to buy, sell or hold the Securities and any rating assigned may be revised or withdrawn by the assigning Rating Agency. See "Risk Factors -- Ratings of the Securities."

Tax Status.................  In the opinion of Mitchell Silberberg & Knupp LLP, special tax counsel to the Seller, for both federal and California income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. See "Certain Federal Income Tax Consequences" and "Certain California Income Tax Consequences."

ERISA Considerations.......  Subject to the considerations discussed under
                             "ERISA Considerations," the Notes will be eligible for purchase by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                             Since the Certificates will be subordinated to the Notes to the extent described herein, employee benefit plans subject to ERISA will not be eligible to purchase the Certificates. Any benefit plan fiduciary considering purchase of the Securities should, among other things, consult with its counsel in determining whether all required conditions have been satisfied. See "ERISA Considerations."

Legal Investment...........  The Class A-1 Notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisors regarding the eligibility of the Class A-1 Notes under Rule 2a-7, the fund's investment policies and objectives and an investment in the Class A-1 Notes.

Risk Factors...............  The Securities offered hereby are subject to several risk factors. The ratings of the Securities may be changed or withdrawn and do not include any assessment as to the prepayment of the
                             Securities. Approximately      % of the Contracts,
                             based upon the Cut-Off Date Aggregate Balance will have been originated in California. Accordingly, adverse economic conditions in California may have a disproportionate effect on the losses on the Contracts. There is no secondary market for the Securities, and none may develop or be maintained, thereby making the Securities illiquid. See "Risk Factors" for a more detailed discussion of such risks.

                                  RISK FACTORS

     Prospective investors should consider the following risk factors in considering the purchase of the Securities.

RATINGS OF THE SECURITIES ARE SUBJECT TO REVISION OR WITHDRAWAL

     It is a condition of issuance that the Class A-1 Notes be rated A-1+ by S&P and P-1 by Moody's, and the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and the Certificates each be rated AAA by S&P and Aaa by Moody's. The ratings by S&P of the Notes will be issued without regard to the benefit afforded by the Note Policy. The rating by Moody's of the Class A-1 Notes will be substantially based on the issuance of the Note Policy by Financial Security, and the rating by Moody's of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be based on the issuance of the Note Policy by Financial Security. The ratings by each Rating Agency of the Certificates will be based on the issuance of the Certificate Policy by Financial Security. Although the ratings of the Notes by S&P do not take into account the benefit of the Note Policy, the Notes will have the benefit of the Note Policy.

     There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the assigning rating agency if, in its judgment, circumstances (including, in the case of the Certificates and, with respect to Moody's in the case of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, as a result of any change in the claims-paying ability of Financial Security) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Notes and the Certificates. A security rating is not a recommendation to buy, sell or hold the Securities. The ratings to be received from a Rating Agency will be an assessment by that Rating Agency of the likelihood of full repayment of principal and interest on the related Securities by the Fixed Payment Date and does not reflect an assessment of whether or to what extent the related Securities will be subject to prepayment.

GEOGRAPHIC CONCENTRATION OF CONTRACTS IN CALIFORNIA INCREASES POTENTIAL ADVERSE EFFECT OF CHANGES IN CALIFORNIA ECONOMY

     Based upon the Cut-Off Date Aggregate Scheduled Balance of the Contracts,
approximately      % of the Contracts will have been originated in the State of
California, and not more than   % of the Contracts will have been originated in
any other individual state. See "The Contracts Pool." Because of this geographic concentration, losses on the Contracts may be affected disproportionately by reason of general economic conditions in California, to the extent those conditions differ significantly and adversely to those in the other states in which Contracts have been originated.

LIMITED LIQUIDITY MAY RESTRICT RESALE OF SECURITIES

     There is currently no secondary market for the Securities offered hereby. The Underwriters currently intend to make a market in the Securities offered hereby, but neither of them is under any obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that any such secondary market will continue for the life of the Securities offered hereby.

                             FORMATION OF THE TRUST

GENERAL

     The Trust will be a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described herein. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom; (ii) issuing the Notes and the Certificates; (iii) making payments on the Notes and the Certificates; and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or are incidental thereto or connected therewith.

     On the Closing Date, the Seller will establish the Trust by selling and assigning the Contracts to the Trust. WFS will act as Master Servicer of the Contracts and will receive compensation and fees for such services. See "The Master Servicer -- Servicing Compensation." WFS, as Master Servicer, may retain physical possession of the original executed Contracts, and certain other documents or instruments relating to the Contracts, as custodian for the Owner Trustee pursuant to the Sale and Servicing Agreement, or may employ one or more Subservicers as custodians. In order to protect the Trust's ownership interest in the Contracts, the Trust's interest in the Contracts will be perfected by the Seller, filing UCC-1 financing statements in the State of California to give notice of the Trust's ownership of the Contracts. Under the Sale and Servicing Agreement and the Indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the Trustees in the Contracts. Neither the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any Contract. WFS will not physically segregate the Contracts from the other retail installment sales contracts and installment loans owned or serviced by it and will not stamp the Contracts with notice of the sale to the Seller or the Trust. See "Certain Legal Aspects of the Contracts."

     Simultaneously with the issuance of the Securities, Financial Security will issue the Note Policy to the Indenture Trustee and the Certificate Policy to the Owner Trustee for the benefit of the related Securityholders. Under the Note Policy and the Certificate Policy, Financial Security will unconditionally and irrevocably guarantee to the related Securityholders full and complete payment of the Scheduled Payments and the Guaranteed Distributions, respectively, for each Distribution Date. Financial Security will have a lien on the Contracts and other documents relating to the Contracts subordinate to the interest of the Securityholders, which lien cannot be executed upon until all required payments under the Policies have been made. See "The Policies."


     On and after the Closing Date, the property of the Trust will consist of
(i) Contracts secured by the Financed Vehicles; (ii) principal and interest due
under the Contracts on and after             1, 1999 (the "Cut-Off Date"); (iii)
security interests in the Financed Vehicles; (iv) a financial guaranty insurance policy (the "Note Policy") to be issued by Financial Security for the exclusive benefit of Noteholders, which will unconditionally and irrevocably guarantee payment of the Scheduled Payments on each Distribution Date; (v) a financial guaranty insurance policy (the "Certificate Policy" and, together with the Note Policy, the "Policies") to be issued by Financial Security for the exclusive benefit of Certificateholders, which will fully, unconditionally and irrevocably guarantee payment of the Guaranteed Distributions on each Distribution Date;
(vi) amounts on deposit in the Collection Account, the Note Distribution Account, the Certificate Distribution Account, the Spread Account and the Holding Account, including all Eligible Investments therein and all income from the investment of funds therein and all proceeds therefrom; (vii) proceeds from claims under certain insurance policies in respect of individual Financed Vehicles or obligors under the Contracts (the "Obligors"); and (viii) rights as a third party beneficiary under the sale and servicing agreement to be dated as
of             1, 1999 (the "Sale and Servicing Agreement"), among the Trust, the Seller and the Master Servicer. Pursuant to the Indenture, the property of the Trust (other than the Certificate Distribution Account and the Certificate Policy) will be held by the Master Servicer for the benefit of the Indenture Trustee and Financial Security on behalf of the holders of the Notes.


     After the sale and assignment of the Contracts to the Trust, so long as WFS acts as Master Servicer, WFS's obligations to the Trust with respect to the Contracts will be limited to repurchasing Contracts if(a)(i) any representations and warranties made by WFS are incorrect, (ii) WFS, as Master Servicer, breaches its obligations under the Sale and Servicing Agreement regarding collection of payments on the Contracts or (iii) WFS, as Master Servicer fails to maintain a first priority perfected security interest in each Contract and (b) such incorrectness or breach is not cured within 30 days and (c) that incorrectness or breach materially and adversely affects such Contracts. See "The Master Servicer."


     The Trust's principal offices will be in Wilmington, Delaware, in care of Chase Manhattan Bank Delaware, as Owner Trustee, at the address listed below under "The Owner Trustee."

CAPITALIZATION

     The Trust will initially be capitalized with equity equal to the Original Certificate Balance. WII will purchase Certificates with an original Certificate Balance of approximately 1% of the Original Certificate Balance and the remaining equity interests will be sold to third party investors that are expected to be unaffiliated with the Seller, the Master Servicer or the Trust.

     The following table illustrates the capitalization of the Trust as of the Cut-Off Date, as if the issuance and sale of the Securities had taken place on such date:

Class A-1 Notes.............................................  $
Class A-2 Notes.............................................
Class A-3 Notes.............................................
Class A-4 Notes.............................................
Certificates................................................
                                                              ------------
          Total.............................................  $
                                                              ============

THE OWNER TRUSTEE


     Chase Manhattan Bank Delaware will be the Owner Trustee under the Trust Agreement. Chase Manhattan Bank Delaware is a Delaware corporation and its Corporate Trust Office is located at 1201 Market Street, Wilmington, Delaware 19801.


     The Owner Trustee will have the rights and duties set forth herein under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees."

                               THE CONTRACTS POOL

     Each Contract is a retail installment sales contract originated by a new or
used car dealer located in California or one of the other   states listed below
and purchased by WFS (except for a limited number of Contracts, not to exceed 2% of the Cut-Off Date Aggregate Scheduled Balance, in the form of installment loans originated by branch offices of WFS directly to consumers). Each Contract is secured by a Financed Vehicle. Except as otherwise noted, all references to contracts include installment loans.

     WFS will select the Contracts from its portfolio of fixed-interest rate retail installment sales contracts which are secured by new and used automobiles or light-duty trucks. The Contracts were underwritten and purchased by WFS in the ordinary course of its business operations. It is currently anticipated, based on the Cut-Off Date Aggregate Scheduled Balance, that not less than
approximately      % of the Contracts will have been originally underwritten as
prime contracts. Approximately      % of the aggregate principal amount of the
Contracts will have been originated in California and approximately      % of
the aggregate principal amount of the Contracts will have been originated in states other than California. Each of the Contracts is fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78's or the simple interest (actual number of days) method. The amortization of the Rule of 78's Contracts will result in the outstanding principal balance on each such Contract being in excess of the Scheduled Balance of that Contract. For purposes of the Trust, all Rule of 78's Contracts are amortized on an actuarial basis to prevent shortfalls of principal payments on the Securities. As amortization on an actuarial basis produces a faster amortization than does application of the Rule of 78's, there will not be a shortfall of principal in any event, including as a result of prepayments or timely payment to maturity of a Rule of 78's Contract.

     The aggregate outstanding principal amount of the Contracts will be
$            . Based on the anticipated Cut-Off Date Aggregate Scheduled
Balance, approximately      % of the Contracts will be Rule of 78's Contracts
and approximately      % will be Simple Interest Contracts.


     The information concerning the Contracts presented in this Prospectus is based upon a pool of retail installment sales contracts and installment loans
originated through             , 1999. While information as of the Cut-Off Date
for the Contracts that will be actually sold to the Trust may differ somewhat from the Contract information presented herein, not more than 5% of the Contracts that will be sold to the Trust will have characteristics that vary from the information concerning the Contracts presented.

     For Contracts originated through                , 1999, approximately
     % of the aggregate principal amount of the Contracts relate to the purchase
of new vehicles and approximately      % of the Contracts relate to the purchase
of used vehicles. Approximately      % of the aggregate principal amount of
these Contracts consists of contracts secured by automobiles and approximately
     % of the aggregate principal amount consists of contracts secured by light-duty trucks. These Contracts have an annual percentage rate ("APR") of at
least      % and not more than      %, and the weighted average APR of these
Contracts is approximately      %. These Contracts have remaining maturities of
at least months but not more than   months and original maturities of at least
  months but not more than   months. The weighted average original maturity of
these Contracts was   months and the weighted average remaining maturity of
these Contracts as of                , 1999 was   months. It is currently
anticipated that not more than      % of the aggregate principal amount of the
Contracts (by Cut-Off Date Aggregate Scheduled Balance) will have had original
maturities of more than   months. The average principal amount outstanding per
Contract as of                , 1998 was $          and the outstanding
principal balance of these Contracts as of                , 1998 ranged from
$       to $          .


                      DISTRIBUTION OF CONTRACTS BY APR(1)

                                                                                      PERCENTAGE OF
                                                                      AGGREGATE         AGGREGATE
                                                     NUMBER OF        PRINCIPAL         PRINCIPAL
                     APR RANGE                       CONTRACTS         BALANCE          BALANCE(2)
                     ---------                       ----------    ---------------    --------------
 6.00% to 6.99%                                                    $                            %
 7.00% to 7.99%
 8.00% to 8.99%
 9.00% to 9.99%
10.00% to 10.99%
11.00% to 11.99%
12.00% to 12.99%
13.00% to 13.99%
14.00% to 14.99%
15.00% to 15.99%
16.00% to 16.99%
17.00% to 17.99%
18.00% to 18.99%
19.00% to 19.99%
20.00% to 20.99%
21.00% to 21.99%
22.00% to 22.99%
23.00% to 23.99%
24.00% to 24.99%
25.00% to 25.99%
26.00% to 26.99%
27.00% to 27.99%
28.00% to 28.99%
29.00% to 29.99%
30.00% and over
                                                       ------      ---------------        ------
     Total                                                         $                            %
                                                       ======      ===============        ======

---------------


(1) Information as of                , 1999 for Contracts originated through
                   , 1999. Contracts having Cut-Off Date Aggregate Scheduled
    Balances of $               will be included in the Trust.


(2) Percentages may not add to 100.00% due to rounding.

                  GEOGRAPHIC CONCENTRATION OF THE CONTRACTS(1)

                                                                                      PERCENTAGE OF
                                                                      AGGREGATE         AGGREGATE
                                                     NUMBER OF        PRINCIPAL         PRINCIPAL
                     STATE(2)                        CONTRACTS         BALANCE          BALANCE(3)
                     --------                        ----------    ---------------    --------------
 ...................................................                $                            %
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
 ...................................................
                                                       ------      ---------------        ------
     Total                                                         $                            %
                                                       ======      ===============        ======

---------------

(1) Information as of             , 1999 for Contracts originated through
                , 1999. Contracts having Cut-Off Date Aggregate Scheduled
    Balances of $               will be included in the Trust.


(2) Based upon the state in which the new or used car dealer which originated a Contract is located, or in the case of an installment loan made by WFS, the state in which the office of WFS which originated the loan is located.

(3) Percentages may not add to 100.00% due to rounding.

UNDERWRITING PROCEDURES RELATING TO THE CONTRACTS

     WFS and its predecessors and affiliates have underwritten and purchased motor vehicle installment sales contracts and installment loans (collectively, "contracts") since 1973. The discussion herein regarding contracts is applicable to the Contracts and none of the Contracts included in the Contracts Pool will have been underwritten under special financing programs. WFS purchases contracts across the full spectrum of the prime and non-prime credit quality market. It offers competitive rates commensurate with the risks inherent in its obligors' ability to make payments under their contracts.

     Substantially all contracts are nonrecourse to the originating dealer. In the case of new vehicle contracts, the original amount financed does not exceed the sum of the dealer's cost, taxes, license fees, service warranty cost and, if applicable, premium for credit life or credit disability insurance, and in some cases, miscellaneous costs. Over-advances (i.e., advances in excess of the amount specified in the previous sentence) may be made under certain circumstances to assist a dealer in selling an automobile or light duty truck by permitting a lower down payment, and in some cases no down payment, based on the creditworthiness of the applicant. For used vehicles, the amount financed does not exceed the wholesale "blue book" value for the vehicle plus the related expenses and the over-advances just described. WFS does not have a fixed maximum amount financed as a percentage of the wholesale or retail value of the financed vehicle. Any amount financed in excess of the wholesale value of the financed vehicle is dependent upon the creditworthiness of the applicant. WFS believes that, with respect to substantially all contracts, the total amount financed, including any over-advance, does not exceed the retail value of the financed vehicle.

     Each contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined generally on the basis of the sum of the digits (also known as the Rule of 78's), or on a simple interest basis otherwise. WFS does not have minimum maturity requirements; however, contracts of less than three years maturity are seldom purchased or made due to low customer demand.

     WFS relies primarily on the judgment of its trained credit analysts who evaluate the applicant's credit and stability, including income, employment and housing, within the context of WFS' underwriting guidelines. WFS' credit analysts are closely monitored by management and internal quality control professionals to insure adherence to WFS' underwriting guidelines. The goal in underwriting contracts is to correctly determine whether an applicant has the ability and intention to perform on his or her obligations under the contract.

     The formal underwriting process for either prime or non-prime contracts begins when an application is received. Applications are faxed to one of two processing centers where the system will collect credit data on applicants and other information used in the underwriting process. The front-end application processing system will arrange that information for review and analysis by either a prime or non-prime credit analyst to whom the information will be automatically queued.

     Due to the credit history of some applicants, the credit analyst may request that the data verification department verify information or seek clarification of information learned during the review of the applicant's credit history. Often, items in a credit history which may seem significant to another financing source will not, upon investigation, preclude the applicant from possessing the requisite ability and intent to perform on his or her obligations. The application, credit history, and other relevant information are then reviewed by the credit analyst for approval or denial. If the contract amount or terms exceeds the credit analysts's approval authority, a senior official with the requisite credit approval authority then reviews the application. In order to maintain its competitive position in the marketplace, WFS emphasizes a fast approval process and, under normal circumstances, an approval or declination is given on the same day that the application is received. When an application is approved, the submitting Dealer is notified. Upon the Dealer's acceptance of WFS' approval, the contract is purchased.

     Approximately one-third of all contracts purchased are reviewed by a senior credit analyst, the quality control department of WFS or the reunderwriting department of WFS to insure adherence to established lending guidelines and compliance with proper documentation requirements.

                   DELINQUENCY AND CONTRACT LOSS INFORMATION


     The following tables set forth (i) the delinquency experience in regard to contracts originated and serviced by WFS and its affiliates, including contracts subsequently sold to WFS Financial Auto Loans, Inc. and WFS Financial Auto Loans 2, Inc. as of and for the years ended December 31, 1994 through 1998 and for the three months ended March 31, 1999 and (ii) the loss experience for such contracts originated and serviced by WFS and its affiliates, including contracts subsequently sold to WFS Financial Auto Loans, Inc. and WFS Financial Auto Loans 2, Inc. as of and for the years ended December 31, 1994 through 1998 and for the three months ended March 31, 1999. There is no assurance that the future delinquency and loss experience of the Contracts will be similar to that set forth below. WFS defines delinquency as being past due based on the contractual due date of the underlying contract.


                       CONTRACT DELINQUENCY EXPERIENCE(1)

                                              AT MARCH 31,             AT DECEMBER 31,            AT DECEMBER 31,
                                                  1999                       1998                       1997
                                        ------------------------   ------------------------   ------------------------
                                          NUMBER                     NUMBER                     NUMBER
                                            OF          AMOUNT         OF          AMOUNT         OF          AMOUNT
                                         CONTRACTS       (2)        CONTRACTS       (2)        CONTRACTS       (2)
                                        -----------   ----------   -----------   ----------   -----------   ----------
                                                                    (DOLLARS IN THOUSANDS)
Portfolio.............................    476,335     $4,552,009     464,257     $4,367,099     408,958     $3,680,817
                                          =======     ==========     =======     ==========     =======     ==========
Period of delinquency(3)
 31-59 days...........................      7,708     $   61,773      13,885     $  112,208       6,605     $   54,450
 60-89 days...........................      2,718         21,935       3,966         32,100       2,161         18,652
 90 days or more......................      1,275          9,934       1,768         14,441         918          7,762
                                          -------     ----------     -------     ----------     -------     ----------
Total contracts delinquent............     11,701     $   93,642      19,619     $  158,749       9,684     $   80,864
                                          =======     ==========     =======     ==========     =======     ==========
Delinquencies as a percentage of
 number and amount of contracts
 outstanding..........................      2.46%          2.06%       4.23%          3.64%       2.37%          2.20%
                                          =======     ==========     =======     ==========     =======     ==========

                                            AT DECEMBER 31,            AT DECEMBER 31,            AT DECEMBER 31,
                                                  1996                       1995                       1994
                                        ------------------------   ------------------------   ------------------------
                                          NUMBER                     NUMBER                     NUMBER
                                            OF          AMOUNT         OF          AMOUNT         OF          AMOUNT
                                         CONTRACTS       (2)        CONTRACTS       (2)        CONTRACTS       (2)
                                        -----------   ----------   -----------   ----------   -----------   ----------
                                                                    (DOLLARS IN THOUSANDS)
Portfolio.............................    341,486     $3,046,585     258,665     $2,209,594     201,957     $1,633,177
                                          =======     ==========     =======     ==========     =======     ==========
Period of delinquency(3)
 31-59 days...........................      4,511     $   38,173       2,180     $   18,557       1,136     $    8,510
 60-89 days...........................      1,305         11,470         690          6,143         336          2,616
 90 days or more......................        567          5,144         308          2,701         145            998
                                          -------     ----------     -------     ----------     -------     ----------
Total contracts delinquent............      6,383     $   54,787       3,178     $   27,401       1,617     $   12,124
                                          =======     ==========     =======     ==========     =======     ==========
Delinquencies as a percentage of
 number and amount of contracts
 outstanding..........................      1.87%          1.80%       1.23%          1.24%       0.80%          0.74%
                                          =======     ==========     =======     ==========     =======     ==========


---------------

(1) Includes delinquency information relating to those contracts that are owned by WFS and contracts that were sold to a grantor or owner trust but which are serviced by WFS.

(2) This amount is net of unearned add-on interest.

(3) The period of delinquency is based on the number of days payments are contractually past due.

                          CONTRACT LOSS EXPERIENCE(1)


                                                                                          DECEMBER 31,
                                                 MARCH 31,     ------------------------------------------------------------------
                                                    1999          1998          1997          1996          1995          1994
                                                 ----------    ----------    ----------    ----------    ----------    ----------
                                                                                     (DOLLARS IN THOUSANDS)
Portfolio
 At end of period (net of unearned add-on
   interest).................................    $4,552,009    $4,367,099    $3,680,817    $3,046,585    $2,209,594    $1,633,177
                                                 ==========    ==========    ==========    ==========    ==========    ==========
 Average during period (net of unearned
   add-on interest)..........................    $4,447,784    $4,006,185    $3,383,570    $2,627,622    $1,886,359    $1,438,582
                                                 ==========    ==========    ==========    ==========    ==========    ==========
 Gross chargeoffs of contracts during
   period....................................    $   42,489    $  173,422    $  136,773    $   86,464    $   48,999    $   27,620
 Recoveries during period of contracts
   charged off...............................        12,506        36,230        34,634        25,946        18,715        11,927
                                                 ----------    ----------    ----------    ----------    ----------    ----------
 Net chargeoffs..............................    $   29,983    $  137,192    $  102,139    $   60,518    $   30,284    $   15,693
                                                 ==========    ==========    ==========    ==========    ==========    ==========
 Net chargeoffs as a percentage of contracts
   outstanding during period.................          2.70%         3.42%         3.02%         2.30%         1.61%         1.09%


---------------

(1) Includes loss information for contracts that are owned by WFS and contracts that were sold to a grantor or owner trust but which are serviced by WFS. It is the policy of WFS to charge-off all contracts when they become 120 days delinquent, whether such contract is owned by WFS or serviced by WFS for others. WFS believes that its charge-off policy is consistent with that customarily used in the automobile finance industry.


     Net charge-offs as a percentage of contracts outstanding for contracts originated and serviced by WFS decreased in the three months ended March 31, 1999 to 2.70%, a 21.10% decrease over the 3.42% experienced in 1998 following a 13.25% increase over the 3.02% net charge-off level experienced in 1997. Delinquencies increased during the same periods as a percentage of amount of contracts outstanding from 2.20% at year end 1997 to 3.64% and 2.06% at year end 1998 and the three months ended March 31, 1999, respectively, an increase of 65.45% and decrease of 43.41%, respectively. Loss and delinquency experience during the three months ended March 31, 1999 and during 1998 and 1997 for contracts originated and serviced by WFS was impacted by a variety of factors including an increase in the percentage of the outstanding contracts which were originally underwritten in 1997 and 1998 as non-prime contracts, an increase in the number of personal bankruptcy filings and general economic conditions. Loss and delinquency experience in 1998 was also impacted by a disruption of collection efforts arising from WFS' restructuring of its offices throughout the United States and the continued transitory effect of moving post-repossession collection efforts to recently created centralized asset recovery and vehicle recovery centers. As the characteristics of the Contracts may be different than that of the entire portfolio of contracts originated and serviced by WFS, no assurances can be given that the performance of the Contracts will be similar.

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each Class of Notes will be a six-digit decimal which the Master Servicer will compute prior to each Distribution Date with respect to the Notes indicating the unpaid principal amount of such Class of Notes, after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of such Class of Notes. The "Certificate Pool Factor" for the Certificates will be a six-digit decimal which the Master Servicer will compute prior to each Distribution Date indicating the remaining Certificate Balance, after giving effect to distributions to be made on such Distribution Date, as a fraction of the Original Certificate Balance. Each Note Pool Factor and the Certificate Pool Factor will be 1.000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable Class of Notes, or the reduction of the Certificate Balance, as the case may be. A Noteholder's portion of the aggregate outstanding principal amount of the related Class of Notes will be the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor at the time of determination. A Certificateholder's portion of the aggregate outstanding Certificate Balance will be the product of (i) the original denomination of such Certificateholder's Certificate and (ii) the Certificate Pool Factor at the time of determination.

     The Noteholders will receive reports on or about each Distribution Date concerning payments received on the Contracts, the Pool Balance, each Note Pool Factor and various other items of information, and the Certificateholders will receive reports on or about each Distribution Date concerning payments received on the Contracts, the Pool Balance, the Certificate Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Statements to Securityholders."

                                USE OF PROCEEDS

     The net proceeds from the sale of the Securities (i.e., the proceeds of the public offering of the Securities minus expenses relating thereto) will be applied by the Seller to the purchase of the Contracts from WFS.

                                   THE NOTES
GENERAL

     The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. Copies of the Indenture (without exhibits) may be obtained by Noteholders upon request in writing to the Indenture Trustee at its Corporate Trust Office. Citations to the relevant Sections of the Indenture appear below and under "Certain Information Regarding the Securities" in parentheses. The following summary does not purport to be complete and is subject to the provisions of the Notes and the Indenture; provided, however, the following summary, together with the information contained herein under the caption "Certain Information Regarding the Securities," describes the material terms of the Indenture and the Notes. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of such documents (including definitions of terms and Section references) are incorporated by reference as part of such summaries.

PAYMENTS OF INTEREST

     Interest on the outstanding principal amount of each Class of Notes will accrue at the applicable Interest Rate and will be payable to the Noteholders of such Class on each Distribution Date. Interest on the Class A-1 and Class A-2 Notes will be calculated on the basis of the actual days elapsed in an Interest Period and a 360-day year. Interest on the Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Interest Rate. Interest payments on the Notes will be made from Net Collections after all accrued and unpaid Trustees' fees and other administrative fees of the Trust and payment of all applicable servicing compensation to the Master Servicer (collectively, "Trust Fees and Expenses") have been paid. See "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments."

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Noteholders, to the extent described below, on each Distribution Date in an amount equal to the Note Percentage of the related Principal Distributable Amount, in each case calculated as described under "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments." Principal payments on the Notes will be made from Net Collections after all Trust Fees and Expenses have been paid, and after the Note Interest Distributable Amount has been distributed. See "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments."


     Principal payments on the Notes will be applied on each Distribution Date from the Note Distribution Account as follows: first to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero and in no event later than the Class A-1 Final Distribution Date, second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero, third to the holders of the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero, and fourth to the holders of the Class A-4 Notes until the principal amount of the Class A-4 Notes has been reduced to zero. Notwithstanding the foregoing, in the event that a Class of Notes has not been paid in full prior to its Note Final Distribution Date, the unpaid principal amount of such Class of Notes will be paid on such Note Final Distribution Date and in no event may the principal paid in respect of a Class of Notes exceed the unpaid principal balance of such Class of Notes. No amount of principal will be paid on the Certificates until the principal amount of each Class of Notes has been reduced to zero. See "Certain Information Regarding the Securities -- Deposits to the Distribution Accounts; Priority of Payments."


     The principal amount of each Class of Notes, to the extent not previously paid, will be due on the related Note Final Distribution Date for that Class of Notes.

     The actual date on which the outstanding principal amount of any Class of Notes is paid may be earlier than its Note Final Distribution Date based on a variety of factors, including the factors described under "Certain Information Regarding the Securities -- Prepayment Considerations."

OPTIONAL REDEMPTION

     Each Class of outstanding Notes will be subject to redemption in whole, but not in part, on any Distribution Date relating to an Optional Purchase. The redemption price will equal the unpaid principal amount of such Class of Notes plus accrued interest thereon at the applicable Interest Rate.

THE INDENTURE TRUSTEE

     Bankers Trust Company will be the Indenture Trustee. The Indenture Trustee is a New York corporation and its Corporate Trust Office is located at Four Albany Street, New York, New York 10006.

     The Indenture Trustee will have the rights and duties set forth under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees."

EVENTS OF DEFAULT

     "Events of Default" under the Indenture will consist of: (i) a default by the Trust for five days or more in the payment of any interest on the Notes of any Class when the same becomes due and payable; (ii) a default by the Trust in the payment of the principal of or any installment of the principal of the Notes of any Class when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of Notes evidencing at least 25% of the voting interest thereof, voting together as a single class; and (iv) certain events of bankruptcy, insolvency, receivership or liquidation relating to the Trust (each, a "Trust Insolvency"). (Indenture, Section 5.01)

     Upon the occurrence of an Event of Default, so long as an Insurer Default (as defined below) shall not have occurred and be continuing, Financial Security will have the right (in addition to its obligation to make Scheduled Payments on the Notes in accordance with the terms of the Note Policy), but not the obligation, to elect (i) to accelerate the principal of the Notes and to cause the Master Servicer or the Trustee to sell or otherwise liquidate the property of the Trust, in whole or in part on any date or dates following such acceleration as Financial Security, in its sole discretion, shall elect, and to deliver the proceeds thereof to the Indenture Trustee for distribution in accordance with the terms of the Indenture or (ii) to make Scheduled Payments on the Notes in accordance with the terms of the Note Policy. If an Insurer Default has occurred and is continuing, upon the occurrence of an Event of Default, the Trustee may, or if so requested in writing by holders of Notes evidencing at least 66 2/3% of the voting interests thereof, voting together as a single class, shall, declare the Notes due and payable at par, together with accrued interest thereon. Notwithstanding the foregoing, upon the occurrence of a Trust Insolvency, if an Insurer Default shall have occurred and be continuing, the Notes will become immediately due and payable at par, together with accrued interest thereon. (Indenture, Section 5.02) An "Insurer Default" will consist of
(i) a default by Financial Security of its obligations under either Policy or
(ii) certain events of bankruptcy, insolvency, receivership or liquidation relating to Financial Security.

     No sale or liquidation of the property of the Trust described in the immediately preceding paragraph may be made if the proceeds thereof are not sufficient to pay all outstanding principal of and accrued interest on the Notes, unless (i) no Insurer Default has occurred and is continuing and the related Event of Default arose as described in clauses (i), (ii) or (iv) of the second preceding paragraph or (ii) an Insurer Default shall have occurred and be continuing and (a) holders of Notes evidencing 100% of the voting interests thereof, voting together as a single class, consent to such sale or liquidation, or (b) (1) the Trustee determines that the property of the Trust will not continue to provide sufficient funds for the payment of principal of and interest on the Notes, (2) the Trustee provides prior written notice of such sale or liquidation to each Rating Agency, and (3) holders of Notes evidencing 66 2/3% of the voting interests thereof, voting together as a single class, consent to such sale or liquidation. (Indenture, Section 5.04)

     Further, in the event that no Insurer Default has occurred and is continuing, following the occurrence of an Event of Default, if Financial Security has not elected to accelerate the principal of the Notes and such Event of Default is subsequently cured, Financial Security shall not thereafter have the right to elect to accelerate the principal of the Notes or to cause the property of the Trust to be sold or liquidated by reason of that Event of Default and the rights of all parties shall thereupon be restored as though such Event of Default had not occurred.

     Following the occurrence of an Event of Default and provided that (i) no Insurer Default has occurred and is continuing and (ii) Financial Security has not elected to accelerate the principal of the Notes, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Policies for any shortfalls in Scheduled Payments on the Notes and Guaranteed Distributions on the Certificates, respectively. (Indenture, Section 5.02 and 5.04) See "The Policies."

                                THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Copies of the Trust Agreement

(without exhibits) may be obtained by holders of Certificates upon request in writing to the Owner Trustee at its Corporate Trust Office. Citations to the relevant Sections of the Trust Agreement appear below and under "Certain Information Regarding the Securities" in parentheses. The following summary describes the material terms of the Certificates and the Trust Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, reference to all of the provisions of the Certificates and the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms and Section references) are incorporated by reference as part of such summaries.

DISTRIBUTIONS OF INTEREST

     Interest on the Certificate Balance will accrue at the Pass-Through Rate and will be payable to Certificateholders on each Distribution Date. Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on such amount at the Pass-Through Rate. Interest distributions with respect to the Certificates will be made from Net Collections after all Trust Fees and Expenses have been paid and after the Note Distributable Amount has been distributed. See "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments."

DISTRIBUTIONS OF PRINCIPAL

     No principal will be paid on the Certificates until the Distribution Date on which the principal amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes has been reduced to zero. On such Distribution Date and each Distribution Date thereafter, the Certificateholders will be entitled to distributions in an amount equal to the Certificate Percentage of the Principal Distributable Amount, in each case calculated as described under "Certain Information Regarding the Securities -- Distributions on the
Securities -- Deposits to the Distribution Accounts; Priority of Payments." Distributions with respect to principal payments will be made from Net Collections after all Trust Fees and Expenses have been paid and after the Note Distributable Amount and the Certificate Interest Distributable Amount have been distributed. See "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments."

     If not paid in full prior to the Certificate Final Distribution Date, the remaining Certificate Balance, if any, will be payable on such Distribution Date.

     The actual date on which the Certificate Balance is reduced to zero may be earlier than the Certificate Final Distribution Date based on a variety of factors, including (i) the Seller's right or obligation to repurchase the Contracts (a) on any Distribution Date as of which the Aggregate Scheduled Balance is less than 5% of the Cut-Off Date Aggregate Scheduled Balance, or (b) because of certain material defects in Contract documentation or due to breaches of its respective representations and warranties in respect thereof, in either case that materially and adversely affect the interests of Securityholders, the Indenture Trustee, the Owner Trustee or Financial Security, or (ii) purchases by the Master Servicer of Contracts due to certain breaches in representations and warranties made by the Master Servicer or due to certain breaches by the Master Servicer in servicing procedures, in either case that materially and adversely affect such Contracts. Any such repurchase or purchase may reduce the average life of the Contracts. See "Certain Information Regarding the
Securities -- Prepayment Considerations."

OPTIONAL PREPAYMENT

     The Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date relating to an Optional Purchase. Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance, together with accrued interest at the Pass-Through Rate. Any such distribution will effect early retirement of the Certificates. See "Certain Information Regarding the Securities -- Termination."

MANDATORY PREPAYMENT

     As more fully described under "The Notes -- Events of Default," upon the occurrence of an Event of Default (so long as an Insurer Default shall not have occurred and be continuing), Financial Security will have the right, but not the obligation, to cause the property of the Trust to be sold or liquidated in whole or in part, on any date or dates as Financial Security, in its sole discretion, shall elect prior to the date on which such Event of Default is cured. Any such sale or liquidation may cause a full or partial prepayment of the Certificates.

PAYING AGENTS

     Distributions of principal of and interest on the Certificates will be made by the Owner Trustee or any Paying Agent or Paying Agents as the Owner Trustee may designate from time to time. The Chase Manhattan Bank, N.A. will be designated as the initial Paying Agent with respect to the Certificates. (Trust Agreement, Section 3.10)

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

     DTC, New York, New York, will act as securities depository for the Securities. Each Class of Notes and the Certificates will be issued as fully registered securities registered in the name of Cede & Co. ("Cede"), the nominee of DTC. As such, it is anticipated that the only Noteholders or Certificateholders, as the case may be, will be Cede, as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as "Noteholders," as such term will be used in the Indenture. Certificate Owners will not be recognized by the Owner Trustee as "Certificateholders," as such term will be used in the Trust Agreement. Security Owners will only be permitted to exercise the rights of Securityholders indirectly through DTC and its Participants, as further described below.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participating members ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, Securities may do so only through Participants and Indirect Participants. Participants will receive a credit for the related Securities on DTC's records. The ownership interest of each Security Owner will in turn be recorded on the respective records of Participants and Indirect Participants. Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the Securities will be accomplished by entries made on the books of Participants acting on behalf of Security Owners.

     To facilitate subsequent transfers, all Securities deposited by Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Securities with DTC and their registration in the name
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

of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Security Owners and its records will reflect only the identity of the Participants to whose accounts such Securities are credited, which may or may not be the Security Owners. Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and by Participants and Indirect Participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC's practice is to credit Participants' accounts on each Distribution Date in accordance with their respective holdings of Securities shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by Participants and Indirect Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant or Indirect Participant and not of DTC, the Indenture Trustee, the Owner Trustee, Financial Security or the Seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the Securities to DTC will be the responsibility of the related Trustee, disbursement of such payments to Participants will be the responsibility of DTC and disbursement of such payments to Security Owners will be the responsibility of Participants and Indirect Participants. As a result, under the book-entry format, Security Owners may experience some delay in their receipt of payments. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Security Owners.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     Neither DTC nor Cede will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the Indenture Trustee or the Owner Trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those Participants to whose accounts the related Securities will be credited on that record date (identified in a listing attached to the Omnibus Proxy).

     None of the Master Servicer, the Seller, Financial Security, the Indenture Trustee or the Owner Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DTC'S YEAR 2000 EFFORTS

     DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 Problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

DEFINITIVE SECURITIES

     Definitive Securities representing any Class of Notes or the Certificates will be issued to the related Security Owners rather than to DTC, only if (i) DTC is no longer willing or able to discharge its responsibilities as depository with respect to the Securities, and neither the Indenture Trustee nor the Owner Trustee, as the case may be, nor the Administrator is able to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system with respect to the related Securities through DTC or (iii) after an Event of Default or Servicer Default, Security Owners evidencing not less than 51% of the voting interests of the related Securities advise the related Trustee through DTC and its Participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the related Security Owners. (Indenture, Section 2.11; Trust Agreement, Section 3.14)

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Owner Trustee or Indenture Trustee, as the case may be, will be required to notify the related Security Owners, through Participants, of the availability through DTC of Definitive Securities. Upon surrender by DTC of the certificates representing all Securities of any affected Class and the receipt of instructions for re-registration, such Trustee will issue Definitive Securities to the related Security Owners, who thereupon will become Noteholders or Certificateholders, as the case may be, for all purposes of the Indenture or the Trust Agreement, respectively. (Indenture, Section 2.11; Trust Agreement,
Section 3.14)

     Distributions on the Definitive Securities will thereafter be made by the related Trustee directly to holders of such Definitive Securities in accordance with the procedures described herein and to be set forth in the Indenture and the Trust Agreement. Interest payments and any principal payments on the Securities on each Distribution Date will be made to holders in whose names the Definitive Securities were registered at the close of business on the Record Date with respect to such Distribution Date. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the Trust Agreement or the Indenture, as the case may be. The final payment on any Securities (whether Definitive Securities or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities at the office or agency specified in the notice of final distribution to Securityholders. The Owner Trustee or the Indenture Trustee will mail such notice to registered Securityholders within five Business Days of receipt from the Master Servicer of notice of termination of the Trust. (Indenture, Section 2.07; Trust Agreement, Section 9.01)

     Definitive Securities will be transferable and exchangeable at the offices of the Owner Trustee or the Indenture Trustee (or any security registrar appointed thereby), as will be set forth in the Trust Agreement or the Indenture, as the case may be. No service charge will be imposed for any registration of transfer or exchange, but such Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Indenture, Section 2.04; Trust Agreement, Section 3.04)

PAYMENTS ON THE CONTRACTS

     All Net Collections on or in respect of the Contracts will be deposited in or credited to the Collection Account or, in limited instances, the Holding Account described under "The Accounts and Eligible Investments." Such "Net Collections" will include all payments received by the Master Servicer on or in respect of the Contracts due on or after the Cut-Off Date, net of late payments in respect of which the Master Servicer has previously made an Advance or reimbursement to the Master Servicer for Nonrecoverable Advances, and will include (i) prepayments, Net Liquidation Proceeds and Net Insurance Proceeds;
(ii) any amounts deposited in the Collection Account (a) by the Seller to purchase Contracts because of certain
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

material defects in the related Contract Documents or certain breaches in representations or warranties regarding the Contracts to be made by the Seller in the Sale and Servicing Agreement, in either case that materially and adversely affect the interests of the Securityholders, the Indenture Trustee, the Owner Trustee or Financial Security, or (b) by the Master Servicer to purchase Contracts because of certain breaches in representations and warranties to be made by the Master Servicer in the Sale and Servicing Agreement or certain breaches by the Master Servicer in servicing procedures relating to the Contracts, in each case that materially and adversely affect such Contracts;
(iii) any amounts deposited by the Seller in the Collection Account as a result of exercising its right under certain circumstances to purchase all of the outstanding Contracts; and (iv) any Advances that may be made by the Master Servicer in respect of delinquent Contracts. "Net Liquidation Proceeds" will be proceeds received by the Master Servicer (net of Liquidation Expenses) upon liquidation of any Defaulted Contract. "Liquidation Expenses" will be the reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Master Servicer in realizing upon a defaulted Contract. "Net Insurance Proceeds" will be proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance related to a Contract (other than funds used for the repair of the related Financed Vehicle or otherwise released to the related Obligor in accordance with normal servicing procedures), after reimbursement to the Master Servicer of expenses recoverable under such insurance policy. (Sale and Servicing Agreement, Section 5.02)

     Subject to the remainder of this paragraph, distributions on the Securities will be made on each Distribution Date out of Net Collections (exclusive of amounts representing payments due in the Due Period in which such Distribution Date occurs and any future Due Periods) for the related Due Period plus certain reinvestment earnings on Eligible Investments and any Advance made by the Master Servicer as described under "The Master Servicer -- Advances." The amount of such Net Collections, reinvestment earnings and Advances on each Distribution Date will be applied as described under "Distributions on the Securities." Amounts, to the extent available, will be withdrawn from the Spread Account to cover any shortfalls in distributions to Securityholders. Under the Policies, Financial Security will be obligated to provide for distribution on the Securities on each Distribution Date the amount, if any, by which the amount of such Net Collections and funds available in the Spread Account is less than the sum of the interest and principal due on the Securities for such Distribution Date and will be obligated to provide for the payment of Guaranteed Distributions on the Certificates on the Certificate Final Distribution Date.

THE ACCOUNTS AND ELIGIBLE INVESTMENTS


     The Collection Account. The Master Servicer will cause all collections made on or in respect of the Contracts during a Due Period (other than amounts to be deposited in the Holding Account as described below), net of late payments in respect of which the Master Servicer has previously made an Advance and reimbursements to it for Nonrecoverable Advances, to be deposited in or credited to an account (the "Collection Account") to be established by the Master Servicer under the Sale and Servicing Agreement. The Collection Account may, upon prior written approval of Financial Security, be an uninsured general ledger account or a deposit account at the Bank. Funds in the Collection Account will be invested in a reinvestment contract (the "Reinvestment Contract") under which the Bank and WFS Financial Auto Loans 2, Inc., a subsidiary of WFS, will be the obligors, so long as the Reinvestment Contract is an Eligible Investment as described below. The reinvestment earnings on the Reinvestment Contract for each Distribution Date will be equal to the amount, if any, by which the related payment of interest for such Distribution Date exceeds the aggregate amount of interest (adjusted to the Pass-Through Rate) accrued on the Contracts during the related Due Period. If the Reinvestment Contract does not qualify as an Eligible Investment, the Indenture Trustee shall invest the funds on deposit in the Collection Account in one or more other Eligible Investment or Investments. Payments under the Reinvestment Contract will be deposited in the Collection Account no later than the fifth Business Day immediately preceding each Distribution Date. (Sale and Servicing Agreement, Section 5.01)


     If an Event of Default under the Sale and Servicing Agreement has occurred and is continuing, funds in the Collection Account eligible to be invested in Eligible Investments will be invested at the direction of the Indenture Trustee. "Eligible Investments" will be specified in the Sale and Servicing Agreement and will be

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

limited to investments which meet the criteria of each Rating Agency as being consistent with their then-current ratings of the Securities. All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments shall be charged to, the Collection Account. (Sale and Servicing Agreement, Section 5.01)

     The Distribution Accounts. The Master Servicer will establish and maintain with the Indenture Trustee (i) an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account") and
(ii) an account, in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account" and, together with the Note Distribution Account, the "Distribution Accounts"). (Sale and Servicing Agreement, Section 5.01; Trust Agreement,
Section 5.01)

     The Holding Account. The Master Servicer will establish an account (the "Holding Account") into which it will deposit during each Due Period payments on Rule of 78's Contracts that are due in one or more Due Periods subsequent to such Due Period. Funds in the Holding Account due in the next Due Period will be transferred to the Collection Account immediately after the next succeeding Distribution Date. (Sale and Servicing Agreement, Sections 5.01 and 5.02)

DISTRIBUTIONS ON THE SECURITIES

     General. On or before the fifth Business Day prior to each Distribution Date (each such date, a "Determination Date"), the Master Servicer will deliver to the Indenture Trustee, the Owner Trustee, Financial Security and each Rating Agency a statement (the "Distribution Date Statement") setting forth, among other things, the following amounts with respect to the related Due Period and such Distribution Date: (i) the amount of funds in the Collection Account allocable to collections on the Contracts in the preceding Due Period (excluding any Advances and Repurchase Amounts); (ii) the Repurchase Amount of all Contracts repurchased by the Seller or the Master Servicer during the related Due Period; (iii) the Advances made by the Master Servicer and the amounts for which the Master Servicer is entitled to be reimbursed for unreimbursed Advances; (iv) the amount of Net Collections; (v) the Note Interest Distributable Amount; (vi) the Note Principal Distributable Amount; (vii) the Certificate Interest Distributable Amount; (viii) the Certificate Principal Distributable Amount; and (ix) the Servicing Fee.

     Deposits to the Distribution Accounts; Priority of Payments. On each Distribution Date, the Master Servicer will allocate amounts on deposit in the Collection Account with respect to the related Due Period and such Distribution Date as described below and will instruct the Indenture Trustee to make the following deposits and distributions in the following amounts and order of priority:

          (i) to the Master Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Due Periods;

          (ii) to the Indenture Trustee and the Owner Trustee, any accrued and unpaid Trustees' fees, in each case to the extent such fees have not been previously paid by the Master Servicer;

          (iii) to the Note Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) and (ii) above), the Note Interest Distributable Amount to be distributed to the holders of the Notes at their respective Interest Rates;

          (iv) to the Note Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (iii) above), the Note Principal Distributable Amount to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero, third to the holders of the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero, and fourth to the holders of the Class A-4 Notes until the principal amount of the Class A-4 Notes has been reduced to zero;

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

          (v) to the Note Distribution Account, if such Distribution Date is a Note Final Distribution Date, the remaining principal amount of the related Class of Notes (after giving effect to the reduction in Net Collections described in clauses (i) through (iv) above) to be distributed to the holders of such Class of Notes;

          (vi) to the Certificate Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (v) above), the Certificate Interest Distributable Amount to be distributed to the holders of the Certificates;

          (vii) to the Certificate Distribution Account, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (vi) above), the Certificate Principal Distributable Amount to be distributed to the holders of the Certificates;

          (viii) to the Certificate Distribution Account, if such Distribution Date is the Certificate Final Distribution Date, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (vii) above), the Certificate Balance, as such balance has been reduced by payments thereon in respect of such Distribution Date to be distributed to the holders of the Certificates;

          (ix) to Financial Security, from Net Collections (after giving effect to the reduction in Net Collections described in clauses (i) through (viii) above), any amounts owing to Financial Security in respect of all payments, if any, made under the Policies for which reimbursement has not yet been made to Financial Security and any unreimbursed fees, expenses or other amounts owing to Financial Security under the Insurance Agreement (collectively, "Unreimbursed Insurer Amounts"); and

          (x) in the event that the distributions described in clauses (i) through (ix) above have been funded exclusively from Net Collections, any Net Collections remaining ("Excess Amounts"), will be deposited into the Spread Account, until the amount on deposit therein equals the Specified Spread Account Balance, with any remaining Excess Amounts being distributed as described under "-- Withdrawals from the Spread Account."

     If the Notes are accelerated following an Event of Default, amounts collected following the sale or liquidation of the property of the Trust will be distributed in the priority described above. See "The Notes -- Events of Default."

     For the purposes hereof, the following terms will have the following meanings:

     The "Aggregate Scheduled Balance" will equal the sum of the Scheduled Balances of each outstanding Contract. At the time of initial issuance of the Securities, the initial aggregate principal amount of the Securities will equal the Aggregate Scheduled Balance.

     The "Aggregate Scheduled Balance Decline" will mean, with respect to any Distribution Date, the amount by which the Aggregate Scheduled Balance as of the Distribution Date immediately preceding such Distribution Date (or as of the Cut-Off Date in the case of the first Distribution Date) exceeds the Aggregate Scheduled Balance as of such Distribution Date.

     The "Certificate Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Certificate Principal Distributable Amount and the Certificate Interest Distributable Amount for such Distribution Date.

     The "Certificate Interest Carryover Shortfall" will mean, with respect to any Distribution Date, the excess of the sum of the Certificate Quarterly Interest Distributable Amount for the immediately preceding Distribution Date and any outstanding Certificate Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest on the Certificates that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate for the related Interest Period.

     The "Certificate Interest Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Certificate Quarterly Interest Distributable Amount for such Distribution Date and the Certificate Interest Carryover Shortfall for such Distribution Date.
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

     The "Certificate Percentage" will mean (i) for each Distribution Date to and including the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, 0% and (ii) for each Distribution Date on and after the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, a percentage equal to 100% minus the Note Percentage for such Distribution Date.

     The "Certificate Principal Carryover Shortfall" will mean, as of the close of any Distribution Date, the excess of the sum of the Certificate Quarterly Principal Distributable Amount and any outstanding Certificate Principal Carryover Shortfall for the immediately preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such Distribution Date.

     The "Certificate Principal Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Certificate Quarterly Principal Distributable Amount for such Distribution Date and any outstanding Certificate Principal Carryover Shortfall for the immediately preceding Distribution Date; provided, however, that the Certificate Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Certificate Final Distribution Date, the principal required to be deposited into the Certificate Distribution Account will include the amount necessary to reduce the Certificate Balance to zero.

     The "Certificate Quarterly Interest Distributable Amount" will mean, with respect to any Distribution Date, 90 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Cut-Off Date to but excluding such Distribution Date) at the Pass-Through Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments of principal on such preceding Distribution Date (or, in the case of the first Distribution Date, the Original Certificate Balance).

     The "Certificate Quarterly Principal Distributable Amount" will mean, with respect to any Distribution Date, the Certificate Percentage of the Principal Distributable Amount for such Distribution Date.

     A "Defaulted Contract" will mean, with respect to any Due Period, a Contract (i) which is, at the end of such Due Period, delinquent in the amount of at least two monthly payments or (ii) with respect to which the related Financed Vehicle has been repossessed or repossession efforts have been commenced.

     A "Due Period" will mean, with respect to any Distribution Date, the three-month period commencing on the first day of the third month preceding the month in which such Distribution Date occurs (or commencing on the Cut-Off Date in the case of the first Distribution Date) to the last day of the month immediately preceding the month in which such Distribution Date occurs.

     A "Liquidated Contract" will be a Contract that (i) is the subject of a Full Prepayment; (ii) is a Defaulted Contract with respect to which the related Financed Vehicle was repossessed and, after any cure period required by law has expired, the Master Servicer has charged-off any losses prior to the four-month period referenced in clause (iv) below; (iii) has been paid in full on or after its Maturity Date; or (iv) is delinquent as to all or part of four or more payments of Monthly P&I. Contracts that become Liquidated Contracts pursuant to clause (ii) or (iv) above and any collections thereon will thereupon no longer be part of the Trust, although collections thereon will be deposited in the Collection Account.

     The "Note Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Note Principal Distributable Amount and the Note Interest Distributable Amount for such Distribution Date.

     The "Note Interest Carryover Shortfall" will mean, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the sum of the
Note Interest Distributable Amount for such Class for the immediately preceding Distribution Date plus any outstanding Note Interest Carryover Shortfall for such Class on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to Noteholders of such Class on such preceding Distribution Date at the related Interest Rate for the related Interest Period.

     The "Note Interest Distributable Amount" will mean, with respect to any Distribution Date and a Class of Notes, the sum of the Note Quarterly Interest Distributable Amount and the Note Interest Carryover Shortfall for such Class of Notes for such Distribution Date.

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

     The "Note Percentage" will mean (i) for each Distribution Date to and including the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, 100%; (ii) on the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, (a) 100% until the principal amount of the Class A-4 Notes has been reduced to zero and (b) with respect to any remaining portion of the Principal Distributable Amount, 0%; and
(iii) for each Distribution Date after the principal amount of the Class A-4 Notes is reduced to zero, 0%.

     The "Note Principal Carryover Shortfall" will mean, as of the close of any Distribution Date, the excess of the sum of the Note Quarterly Principal Distributable Amount and any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such Distribution Date.

     The "Note Principal Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Note Quarterly Principal Distributable Amount for such Distribution Date and any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date; provided, however, that the Note Principal Distributable Amount with respect to a Class of Notes shall not exceed the outstanding principal amount of such Class of Notes. Notwithstanding the foregoing, the Note Principal Distributable Amount on each Note Final Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the related Class of Notes to zero.

     The "Note Quarterly Interest Distributable Amount" will mean, with respect to any Distribution Date, 90 days of interest (or in the case of the first Distribution Date, interest accrued from and including the Cut-Off Date to but excluding such Distribution Date, or in the case of the Class A-1 Notes and the Class A-2 Notes, interest for the actual number of days in the applicable Interest Period, based on a 360-day year) at the related Interest Rate for each Class of Notes on the outstanding principal amount of the Notes of such Class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of such Class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of such Class of Notes).

     The "Note Quarterly Principal Distributable Amount" will mean, with respect to any Distribution Date, the Note Percentage of the Principal Distributable Amount for such Distribution Date.

     The "Principal Distributable Amount" will mean, with respect to any Distribution Date, the sum of (i) the Aggregate Scheduled Balance Decline for such Distribution Date, plus (ii) the aggregate Scheduled Balances as of such Distribution Date of all Rule of 78's Contracts that became Liquidated Contracts pursuant to clause (i), (ii) or (iv) of the definition of the term "Liquidated Contract" during the related Due Period.

     The "Scheduled Balance" of a Rule of 78's Contract will represent the present value of the remaining scheduled payments of Monthly P&I due on such Contract discounted on a monthly basis as described below, while the Scheduled Balance of a Simple Interest Contract will be its actual principal balance. The "Monthly P&I" for a Contract will be the installment of principal and interest due thereunder each month (each such date, a "Due Date") and will be substantially equal for the term of the Contract. The Scheduled Balance of a Rule of 78's Contract for the Cut-Off Date and each Due Date will be set forth in a schedule to the Sale and Servicing Agreement and will be equal to the present value (determined as discussed below) at each such date of all payments of Monthly P&I on the Contract that are due after such Due Date. Such present value will be determined by discounting (on a monthly basis) each payment of Monthly P&I from the last day of the month in which such payment of Monthly P&I is due to the first day of the month in which such Due Date occurs using a discount rate that will produce a present value at the Cut-Off Date equal to the outstanding principal balance of the Contract as of the Cut-Off Date. The interest rate borne by each Contract will at least equal the sum of the weighted average of the Interest Rates and the Pass-Through Rate on the Closing Date plus the Servicing Fee Percent.

PAYMENT PRIORITIES OF THE NOTES AND THE CERTIFICATES; THE SPREAD ACCOUNT

     General. The rights of the Securityholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Master Servicer (to the extent that the Master Servicer has not been reimbursed for any outstanding Advances and has not been paid all Servicing Fees), the Trustees and certain other entities (to the extent the Trustees and such other entities have not received all Trust Fees and Expenses payable to them). In addition, the rights of the Noteholders to receive distributions with respect to the Contracts will be subject to the priorities set forth under "-- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments," and the rights of the Certificateholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Noteholders, in each case to the extent described above. Such priorities and subordination are intended to enhance the likelihood of timely receipt by senior Securityholders of the full amount of interest and principal required to be paid to them, and to afford such senior Securityholders limited protection against losses in respect of the Contracts.

     In the event of delinquencies or losses on the Contracts, the foregoing protection will be effected both by the preferential right of the Noteholders to receive, to the extent described herein, current distributions with respect to the Contracts and by the establishment of the Spread Account. The Spread Account will be a part of the Trust and will be a segregated trust account in the name of the Indenture Trustee and the Indenture Trustee will have a perfected security interest therein and in all amounts deposited in or credited to the Spread Account as well as all Eligible Investments made with such deposits and earnings. The Spread Account will be created with an initial deposit by the Seller on the Closing Date of an amount equal to the Spread Account Initial Deposit. The Spread Account will thereafter be funded by the deposit therein of all Excess Amounts, if any, in respect of each Distribution Date.

     Amounts held from time to time in the Spread Account will continue to be held for the benefit of holders of the Securities and Financial Security and may be invested in Eligible Investments. Investment income on monies on deposit in the Spread Account will be credited to the Spread Account. Any loss on such investment will be charged to the Spread Account. (Sale and Servicing Agreement, Section 5.03)

     Calculation of Specified Spread Account Balance. The "Specified Spread Account Balance" will be calculated as of each Calculation Day and will equal
  % of the Aggregate Scheduled Balance on such Calculation Day, except that if on any Calculation Day (i) the Charge-Off Percentage for the three calendar
month period ending on such Calculation Day exceeds   % or (ii) the Delinquency
Percentage for the three calendar month period ending on such Calculation Day
exceeds   %, then the Specified Spread Account Balance shall equal   % of the
Aggregate Scheduled Balance on such Calculation Day (but only for so long as such Charge-Off Percentage or Delinquency Percentage thresholds continue to be exceeded on any subsequent Calculation Day). Notwithstanding the foregoing, in no event can the Specified Spread Account Balance be greater than $
(  % of the Cut-off Date Aggregate Scheduled Balance) or less than $
(the amount required by the Rating Agencies and Financial Security); provided, however, it shall not be greater than the outstanding aggregate principal amount
of the Securities if such amount is less than $            . At no time after
the Closing Date will the Seller, WII, the Master Servicer, Financial Security or any other entity be required to deposit funds into the Spread Account.

     The "Charge-Off Percentage" will mean, with respect to any three calendar month period, the annualized percentage equivalent of the average of the percentages of charged-off Contracts for each month in such period. For each month, the percentage of charged-off Contracts shall be the percentage equivalent of a fraction, the numerator of which is the aggregate Scheduled Balance for such month of all Contracts that have become Liquidated Contracts (as specified in clause (ii) or (iv) of the definition of Liquidated Contracts) during such month, less any Net Liquidation Proceeds received during such month (and not reflected in prior periods) with respect to such Contracts or from any Contracts charged-off in prior periods, and the denominator of which is the aggregate Scheduled Balance of all outstanding Contracts as of the end of the immediately preceding month. The "Delinquency Percentage" will mean, with respect to any three calendar month period, the average of the percentages of delinquent Contracts for each month in such period. For each month the percentage of delinquent Contracts shall be the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate Scheduled Balance of all outstanding Contracts 61 days or more delinquent (after taking into account permitted extensions), plus (ii) the aggregate Scheduled Balance of all Contracts in respect of which the related Financed Vehicles have been repossessed but have not been liquidated (to the extent the related Contract is not otherwise reflected in clause (i) above), and the denominator of which is the aggregate Scheduled Balance of all outstanding Contracts, in each case on the last day of such calendar month.

     The Master Servicer may, from time to time after the date of this Prospectus, and with the approval of Financial Security, request each Rating Agency to approve a formula for determining the Specified Spread Account Balance that is different from that described above and would result in a decrease in the amount of the Specified Spread Account Balance or the manner by which the Spread Account is funded. If each Rating Agency delivers a letter to the Indenture Trustee, the Owner Trustee and Financial Security to the effect that the use of any such new formulation will not in and of itself result in a qualification, reduction or withdrawal of its then-current rating of any Class of Securities (without giving effect to the guaranty under either Policy of payments owing to the Securityholders), then the Specified Spread Account Balance will be determined in accordance with such new formula. The Sale and Servicing Agreement will accordingly be amended to reflect such new calculation without the consent of any Securityholder.

WITHDRAWALS FROM THE SPREAD ACCOUNT

     Amounts held from time to time in the Spread Account will continue to be held for the benefit of the Noteholders, the Certificateholders and Financial Security. On each Distribution Date funds will be withdrawn from the Spread Account to the extent that the amount on deposit in the Note Distribution Account with respect to any Distribution Date is less than the Note Distributable Amount and will be deposited in the Note Distribution Account. In addition, after giving effect to such withdrawal, funds will be withdrawn from the Spread Account to the extent that the amount on deposit in the Certificate Distribution Account is less than the Certificate Distributable Amount and will be deposited in the Certificate Distribution Account. See "Payments from the Spread Account and Under the Policies."

     If the amount on deposit in the Spread Account on any Calculation Day or any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Specified Spread Account Balance, the Indenture Trustee will distribute any excess first, to Financial Security, to the extent of any Unreimbursed Insurer Amounts, then to the Seller until the Seller has received from the Spread Account an aggregate amount equal to the Spread Account Initial Deposit and to the Seller and WII in the proportions of 99% and 1%, respectively. Upon any such distributions to Financial Security, the Seller or WII, the Securityholders will have no further rights in, or claims to, such amounts. (Sale and Servicing Agreement, Section 5.06)

     None of the Securityholders, the Indenture Trustee, the Owner Trustee, the Seller, WII or Financial Security will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Securityholders. The obligations of Financial Security under the Policies will not be diminished or otherwise affected by any amounts distributed to Financial Security.

PAYMENTS FROM THE SPREAD ACCOUNT AND UNDER THE POLICIES

     On each Distribution Date on which the Note Distributable Amount exceeds the amount then on deposit in the Note Distribution Account, the Noteholders will be entitled to receive such deficiency (including amounts necessary to reduce the outstanding principal balance of a given Class of Notes to zero on the related Note Final Distribution Date), first, from amounts on deposit in the Spread Account, second, if such amounts are insufficient, from amounts otherwise payable to Certificateholders in respect of the Certificate Distributable Amount and third, if such amounts are still insufficient, then from the payment of a claim under the Note Policy. (Sale and Servicing Agreement, Section 5.05)

     On each Distribution Date on which the Certificate Distributable Amount exceeds the amount then on deposit in the Certificate Distribution Account, the Certificateholders will be entitled to receive such deficiency (including amounts necessary to reduce the Certificate Balance to zero on the Certificate Final Distribution Date), first, from amounts on deposit in the Spread Account, and second, if such amounts are insufficient, from the payment of a claim under the Certificate Policy. (Sale and Servicing Agreement, Section 5.05)

STATEMENTS TO SECURITYHOLDERS

     On or prior to each Distribution Date, the Master Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to each Noteholder and to the Owner Trustee a statement to be delivered to each Certificateholder on such Distribution Date (the "Statement to Securityholders"), setting forth with respect to the related Distribution Date or Due Period, as applicable, among other things, the following information:

          (i) the amount of the Noteholder's or Certificateholder's distribution allocable to principal (stated separately for each Class of Notes and the Certificates);

          (ii) the amount of the Noteholder's or Certificateholder's distribution allocable to interest (stated separately for each Class of Notes and the Certificates);

          (iii) the Aggregate Scheduled Balance as of the close of business on the last day of such Due Period;

          (iv) the amount of the Servicing Fee paid to the Master Servicer with respect to the related Due Period;

          (v) the amount of any Note Interest Carryover Shortfall, Note Principal Carryover Shortfall, Certificate Interest Carryover Shortfall and Certificate Principal Carryover Shortfall on such Distribution Date and the change in such amounts from those with respect to the immediately preceding Distribution Date;

          (vi) the Note Pool Factor for each Class of Notes and the Certificate Pool Factor, in each case as of such Distribution Date; and

          (vii) the balance on deposit in the Spread Account on such Distribution Date, after giving effect to distributions made on such Distribution Date, and the change in such balance from the immediately preceding Distribution Date.

     Each amount set forth pursuant to subclauses (i), (ii), (iv) and (v) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note or the original Certificate Balance of a Certificate, as the case may be. Copies of such statements may be obtained by Security Owners by a request in writing addressed to the related Trustee at its Corporate Trust Office. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee and the Owner Trustee will mail to each person who at any time during such calendar year shall have been a Noteholder or a Certificateholder, as the case may be, a statement containing the sum of the amounts described in clauses (i), (ii), (iv) and (v) above for the purposes of such holder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences." (Sale and Servicing Agreement,
Section 5.07)

EVIDENCE AS TO COMPLIANCE


     The Sale and Servicing Agreement. The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Indenture Trustee and the Owner Trustee and Financial Security, on or before 90 days after the end of each fiscal year of the Master Servicer, beginning with the fiscal year ended December 31, 1999, a statement as to compliance by the Master Servicer during the preceding fiscal year (or since the Closing Date in the case of the first such statement) with certain standards relating to the servicing of the Contracts. (Sale and Servicing Agreement, Section 4.11)

     The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee and the Owner Trustee and Financial Security, on or before 90 days after the end of each fiscal year of the Master Servicer, commencing with the fiscal year ended December 31, 1999, of a certificate signed by two officers of the Master Servicer stating that the Master Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding fiscal year (or since the Closing Date in the case of the first such certificate) or, if there has been a default in the fulfillment of any such obligation, describing each such default. (Sale and Servicing Agreement, Section 4.10)


     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the related Trustee at its Corporate Trust Office.

     The Indenture. The Trust will be required to file annually with the Indenture Trustee and Financial Security a written statement as to the fulfillment of its obligations under the Indenture. (Indenture, Section 3.09)

     The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported. (Indenture, Section 7.04)

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Sale and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer thereunder except upon determination that the Master Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until (i) the Indenture Trustee or a successor servicer has assumed the Master Servicer's servicing obligations and duties under the Sale and Servicing Agreement and (ii) each Rating Agency confirms that the selection of such successor master servicer will not result in the qualification, reduction or withdrawal of its then-current rating of any Class of Securities. (Sale and Servicing Agreement, Section 7.04)

     The Sale and Servicing Agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trust or the Securityholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement will provide that the Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Master Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In any event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Master Servicer will be entitled to be reimbursed therefor out of funds on deposit in the Collection Account. Any such indemnification or reimbursement could reduce the amount otherwise available for distribution to Securityholders. (Sale and Servicing Agreement, Section 7.05)

     Any corporation into which the Master Servicer may be merged or consolidated, any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party or any corporation succeeding to the business of the Master Servicer or the Master Servicer's obligations as the Master Servicer, will be the successor of the Master Servicer under the Sale and Servicing Agreement. (Sale and Servicing Agreement, Sections
7.02 and 7.04)

SERVICER DEFAULT

     "Servicer Defaults" under the Sale and Servicing Agreement will consist of
(i) a claim being made under either the Note Policy or the Certificate Policy,
(ii) any failure by the Master Servicer to deposit in or credit to the Collection Account, either Distribution Account, the Spread Account or the Holding Account any amount required to be so deposited or credited or to make the required distributions therefrom, which failure continues unremedied for three Business Days after written notice from the Indenture Trustee, the Owner Trustee or Financial Security is received by the Master Servicer or discovery by the Master Servicer; (iii) any failure by the Master Servicer to deliver to Financial Security, the Indenture Trustee or the Owner Trustee certain reports required by the Sale and Servicing Agreement by the fourth Business Day prior to the related Distribution Date or to perform certain other covenants under the Sale and Servicing Agreement; (iv) any failure by the Master Servicer or the Seller duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of Securityholders, Financial Security, the Indenture Trustee or the Owner Trustee and which continues unremedied for 30 days after the giving of written notice of such failure (A) to the Master Servicer or the Seller, as the case may be, by the Owner Trustee, the Indenture Trustee or Financial Security or (B) to the Master Servicer or the Seller, as the case may be, and to the Indenture Trustee or the Owner Trustee by holders of Notes evidencing not less than 25% of the voting interests thereof, voting together as a single class, or, if the Notes have been paid in full, by the holders of Certificates evidencing not less than 25% of the voting interests thereof or, so long as no default under either Policy has occurred and is continuing and no insolvency of Financial Security has occurred, by Financial Security; (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Seller or the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations (each, an "Insolvency Event"); and (vi) any material breach of any of the representations and warranties of the Master Servicer or the Seller (except for any breaches relating to Contracts repurchased by the Seller or the Master Servicer) that has a material adverse effect on the Noteholders or the Certificateholders and, within 30 days after written notice thereof shall have been given to the Master Servicer or the Seller by the Indenture Trustee or the Owner Trustee or by holders of Notes (voting together as a single class) or Certificates evidencing not less than 25% of the respective voting interests thereof or, so long as no default under either Policy has occurred and is continuing and no insolvency of Financial Security has occurred, by Financial Security. (Sale and Servicing Agreement, Section 8.01)

RIGHTS UPON SERVICER DEFAULT

     As long as a Servicer Default remains unremedied, the Indenture Trustee, Financial Security or holders of Notes representing not less than 25% of the voting interests thereof (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by holders of Certificates evidencing not less than 25% of the voting interests thereof), voting together as a single class, may terminate all the rights and obligations of the Master Servicer under the Sale and Servicing Agreement, whereupon the Indenture Trustee will succeed, without further action, to all the responsibilities, duties and liabilities of the Master Servicer in its capacity as such under such agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee, Financial Security or the Noteholders (or Certificateholders) from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Master Servicer under the Sale and Servicing Agreement. Notwithstanding such termination, the Master Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. (Sale and Servicing Agreement, Sections 8.01 and 8.02)

     So long as Financial Security is not in default under either Policy it may direct the actions of the Indenture Trustee upon an Event of Default. (Sale and Servicing Agreement, Section 8.06)

WAIVER OF PAST DEFAULTS

     The holders of Notes evidencing at least 51% of the voting interests thereof, voting together as a single class (or, if all of the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the holders of Certificates evidencing not less than 51% of the voting interests thereof), may, on behalf of all Securityholders, with the consent of Financial Security, waive any default by the Master Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from the Collection Account, the Holding Account, the Spread Account, the Certificate Distribution Account or the Note Distribution Account in accordance with that agreement or in respect of a covenant or provision of that agreement that cannot be modified or amended without the consent of each Securityholder (in which event the related waiver will require the approval of holders of all of the Securities). No such waiver will impair the Securityholders' rights with respect to subsequent Servicer Defaults. (Sale and Servicing Agreement, Section 8.05)

VOTING INTERESTS

     The "voting interests" of the (i) Notes of a Class or Classes will be allocated among the Noteholders or related Note Owners, as the case may be, in accordance with the unpaid principal amount of the Notes of such Class or Classes represented thereby and (ii) Certificates will be allocated among the Certificateholders or related Certificate Owners, as the case may be, in accordance with the Certificate Balance represented thereby; except that in certain circumstances any Securities held by the Seller, WFS or any of their respective affiliates shall be excluded from such determination.

AMENDMENT

     Amendment of the Sale and Servicing Agreement. The Sale and Servicing Agreement may be amended, with the consent of Financial Security but without the consent of the Noteholders or the Certificateholders, to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, to add any other provisions with respect to matters or questions arising under such agreement which are not inconsistent with the provisions thereof, to add or provide for any credit enhancement for any Class of Securities or to permit certain changes with respect to the Specified Spread Account Balance; provided, that any such action will not, in the opinion of counsel satisfactory to the related Trustee, materially and adversely affect the interests of any such Securityholder; and provided further, that in the case of a change with respect to the Specified Spread Account Balance, the Trustee receives a letter from S&P to the effect that its then-current rating on each Class of Securities will not be qualified, reduced or withdrawn due to such amendment and the Master Servicer shall provide Moody's notice of such amendment. (Sale and Servicing Agreement, Section 10.01)

     The Sale and Servicing Agreement may also be amended from time to time with the consent of the holders of Notes and Certificates evidencing not less than 51% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the related Securityholders of each Class; provided, that no such amendment may (i) except as described above, increase or reduce in any manner the amount of or accelerate or delay the timing of collections of payments on or in respect of the Contracts, required distributions on the Notes or the Certificates, or the Specified Spread Account Balance or the manner in which the Spread Account is funded, or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any Class of Securities are required to consent to any such amendment, without the consent of Financial Security and the holders of all of the relevant Class of Securities. (Sale and Servicing Agreement, Section 10.01)

     Amendment of the Trust Agreement. The Trust Agreement may be amended, with the consent of Financial Security but without the consent of the Securityholders, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions thereof. (Trust Agreement, Section 11.01)

     The Trust Agreement may also be amended from time to time with the consent of Securityholders evidencing not less than 51% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, that no such amendment may increase or reduce in any manner the amount of or accelerate or delay the timing of (i) collections of payments on or in respect of the Contracts or required distributions on the Notes or the Certificates or any Interest Rate or the Pass-Through Rate or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any Class of Securities are required to consent to any such amendment, without the consent of Financial Security and the holders of all of the relevant Class of Securities. (Trust Agreement, Section 11.01)

     Amendment of the Indenture. The Trust and the Indenture Trustee (on behalf of such Trust) may, without the consent of the Noteholders but with the consent of Financial Security, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the property subject to the lien of the Indenture or to subject additional property to the lien of the Indenture; (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders or to surrender any rights or powers conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision in the Indenture, any supplemental indenture, the Sale and Servicing Agreement or certain other agreements; provided, that any action specified in clause (v) shall not adversely affect the interests of any Noteholder; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under the Indenture provided, that any such action will not, in the opinion of counsel satisfactory to the related Trustee, materially and adversely affect the interests of any Noteholder or result in the creation of a new security; and further provided that any action specified in clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder unless such Noteholder's consent is otherwise obtained as described below. (Indenture, Section 9.01)

     Without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate thereon (or the method by which such interest or principal is calculated) or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of provisions of the Indenture regarding payment; (iii) reduce the percentage of the voting interests of the Notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Seller, or any of their respective affiliates;
(v) reduce the percentage of the voting interests of the Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the property of the Trust if the proceeds of such sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the voting interests of such Notes required to amend the provisions of the Indenture which specify the applicable percentage of voting interests of the Notes necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture; and further provided, that any such action will not, in the opinion of counsel satisfactory to the related Trustee, result in the creation of a new security. (Indenture, Section 9.02)

LIST OF SECURITYHOLDERS

     Upon the written request of the Master Servicer, the Owner Trustee will provide to the Master Servicer within 15 days after receipt of such request, a list of the names and addresses of all Certificateholders. In addition, three or more holders of Certificates or holders of Certificates evidencing not less than 25% of the voting interests of the Certificates, upon compliance by such Certificateholders with certain provisions of the Trust Agreement, may request that the Owner Trustee afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement. (Trust Agreement, Section 3.07)

     Three or more holders of Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with the other Noteholders with respect to their rights under the Indenture or under the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders. (Indenture, Section 7.02)

     Neither the Trust Agreement nor the Indenture will provide for the holding of any annual or other meetings of Securityholders.

TRUST; INSOLVENCY EVENT

     The Trust Agreement will provide that the Owner Trustee, each Certificateholder, the Indenture Trustee and each Noteholder shall agree that they will not at any time institute, or join in any institution against, the Trust, the Seller or WII, any bankruptcy proceedings relating to the Certificates, the Notes, the Trust Agreement, the Indenture or certain other agreements. (Trust Agreement, Section 11.08)

TERMINATION

     The obligations of the Master Servicer, the Seller, the Owner Trustee and Indenture Trustee with respect to the related Securityholders pursuant to the Trust Agreement, Sale and Servicing Agreement or Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment to such Securityholders of all amounts required to be paid to them pursuant to such agreement and (iii) the occurrence of the event described below.

     In order to avoid excessive administrative expenses, the Seller will be permitted to purchase the remaining Contracts from the Trust on any Distribution Date as of which the Aggregate Scheduled Balance is less than 5% of the Cut-Off Date Aggregate Scheduled Balance at a price equal to the aggregate unpaid principal balances of the related Contracts, together with accrued interest thereon to the last Due Date in the Due Period in which such repurchase occurs. (Sale and Servicing Agreement, Section 9.01)

     The Owner Trustee and Indenture Trustee will give written notice of termination to each Securityholder of record at least 20 days prior to such termination. The final distribution to each Securityholder will be made only upon surrender and cancellation of such holder's Securities at the office or agency of the related Trustee specified in the notice of termination. Any funds remaining in the Trust at least 18 months after the date of termination and after such Trustee has attempted to locate a Securityholder and such measures have failed, will be distributed to a charity designated by the Master Servicer.

     Any outstanding Notes will be redeemed concurrently with any Optional Purchase described above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement will effect early retirement of the Certificates.

PAYMENT IN FULL OF NOTES

     Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders, under the Sale and Servicing Agreement, except as otherwise provided therein. (Sale and Servicing Agreement, Section 9.01)

THE TRUSTEES

     A Trustee may resign at any time, in which event the Administrator, or its successor, will be obligated to appoint a successor trustee. The Administrator may also remove the Owner Trustee or the Indenture Trustee, in each case if such Trustee becomes insolvent or ceases to be eligible to continue as such under the Trust Agreement or Indenture, as the case may be. In such event, the Administrator will be obligated to appoint a successor Trustee. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. (Trust Agreement, Section 10.02; Indenture, Section 6.08)

     Each Trustee and any of its affiliates may hold Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Administrator and the Owner Trustee or Indenture Trustee acting jointly (or in some instances, the Owner Trustee and Indenture Trustee acting without the Administrator) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon such Trustee by the Indenture, Sale and Servicing Agreement or Trust Agreement will be conferred or imposed upon such Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which such Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of such Trustee. (Trust Agreement, Section 10.05; Indenture, Section 6.10)

     The Trust Agreement will further provide that WII will pay the fees of the Owner Trustee and the Trust will, or will cause the Administrator to, pay the fees of the Indenture Trustee. The Trust Agreement will further provide that the Owner Trustee will be entitled to indemnification by the Master Servicer for, and will be held harmless against, any loss, liability or expense incurred by such Trustee not resulting from its own willful misconduct, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in such agreement). The Indenture will further provide that the Indenture Trustee will be entitled to indemnification by the Trust or the Administrator for any loss, liability or expense incurred by such Trustee not resulting from its own willful misconduct, negligence or bad faith. (Trust Agreement, Section 8.02; Indenture, Section 6.07)

DUTIES OF THE TRUSTEES

     Neither Trustee will make any representations as to the validity or sufficiency of the Trust Agreement or Indenture, the Securities issued pursuant thereto (other than the execution and authentication thereof), or of any Contracts or related documents, and will not be accountable for the use or application by the Seller, WII or the Master Servicer of any funds paid to the Seller, WII or the Master Servicer in respect of such Securities or the related Contracts, or the investment of any monies by the Master Servicer before such monies are deposited into the Collection Account. The Trustees will not independently verify the existence or characteristics of the Contracts. If no Event of Default or Servicer Default has occurred and is continuing, each Trustee will be required to perform only those duties specifically required of it under the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be. Generally those duties will be limited to the receipt of the various certificates and reports or other instruments required to be furnished to such Trustee under such agreements, in which case it will only be required to examine them to determine whether they conform to the requirements of such agreements. No Trustee will be charged with knowledge of a failure by the Master Servicer to perform its duties under the relevant agreements which failure constitutes an Event of Default or a Servicer Default unless such Trustee obtains actual knowledge of such failure as specified in such agreements.

     No Trustee will be under any obligation to exercise any of the rights or powers vested in it by the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request order or direction of any of the Securityholders, unless such Securityholders have offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Securityholder will have any right under any such agreement to institute any proceeding with respect to such agreement, unless such holder previously has given to such Trustee written notice of default and (i) the default arises from the Master Servicer's failure to remit payments when due or (ii) the holders of Securities evidencing not less than 25% of the voting interests of all of the related Securities, voting together as a single class, have made written request upon such Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to such Trustee reasonable indemnity and such Trustee for 60 days has neglected or refused to institute any such proceedings.

ADMINISTRATION AGREEMENT

     WFS, in its capacity as administrator (the "Administrator"), will enter into an agreement (the "Administration Agreement") with the Trust, the Seller, WII and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee (the "Administration Fee"), which fee will be paid by the Seller and not from the proceeds of the Contracts or other assets of the Trust.

PREPAYMENT CONSIDERATIONS

     Because the rate of distribution of principal on the Securities will depend on the rate of payment on the Contracts (including prepayments, liquidations and repurchases of Contracts by the Seller or the Master Servicer under certain conditions and the sale or liquidation of the property of the Trust under certain conditions following the occurrence of an Event of Default), the final distribution on each Class of Notes or the Certificates may occur earlier than the related Final Distribution Date. The right of the Seller to repurchase all of the Contracts upon certain events prior to the Certificate Final Distribution Date is described under "-- Termination" and "The Master Servicer -- Repurchases of Certain Contracts by the Master Servicer and the Seller."

     The law of California and most other states generally requires that retail installment sales contracts such as the Contracts permit full and partial prepayment without penalty, although a minimum finance charge may be applicable in some circumstances. Any prepayments (including certain partial prepayments not designated as advance payments by the Obligor on the related Contract) can reduce the average life of the Contracts. The Master Servicer will permit the sale or other transfer of a Financed Vehicle without accelerating the maturity of the related Contract if such Contract is assumed by a person satisfying WFS' then-current underwriting standards. See "The Master Servicer." Partial prepayments not designated as advance payments by the Obligor on a Contract and all partial prepayments as to Simple Interest Contracts will affect the average life of the Contracts because those partial prepayments will be passed through to Securityholders on the Distribution Date following the Due Period in which they are received, while those partial prepayments designated as advance payments for Rule of 78's Contracts only will be held until passed through in accordance with the original schedule of payments for the related Contract or until the amount of such partial prepayment equals the remaining principal amount plus accrued interest due on the related Contract. Any reinvestment risk resulting from the rate of prepayments of the Contracts and the distribution of such prepayments to Securityholders will be borne entirely by the Securityholders.

     Purchases by the Seller of Contracts because of certain material defects in Contract documentation or due to breaches of its respective representations and warranties in respect thereof, in either case that materially and adversely affect the interests of Securityholders, the Indenture Trustee, the Owner Trustee or Financial Security, and purchases by the Master Servicer of Contracts due to certain breaches in representations and warranties made by the Master Servicer or due to certain breaches by the Master Servicer in servicing procedures, in either case that materially and adversely affect such Contracts can reduce the average life of the Contracts. Any reduction in the average life of the Securities will reduce the aggregate amount of interest received by the Securityholders over the life of the Securities. See "The Master Servicer."

     While WFS does not maintain specific records for this purpose, it estimates that, based on its experience over the past five years, the monthly prepayment rate on the outstanding principal amount of the retail installment sales contracts and installment loans secured by automobiles and light duty trucks it has originated and serviced, for itself or others, has been approximately 1.5%. However, no assurance can be given that the Contracts will experience this rate of prepayment or any greater or lesser rate. WFS does not maintain specific records which would suggest any difference in prepayment rate for Rule of 78's Contracts as compared with Simple Interest Contracts.

                                  THE POLICIES

     The following summary of the terms of the Policies does not purport to be complete and is qualified by reference to the Note Policy and the Certificate Policy included as exhibits to the Registration Statement; provided, however, the following summary describes the material terms of the Policies.

THE NOTE POLICY

     Simultaneously with the issuance of the Notes, Financial Security will deliver the Note Policy to the Indenture Trustee for the benefit of each Noteholder. Under the Note Policy, Financial Security will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of each Noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

     "Scheduled Payments" will mean, with respect to any Distribution Date, payments which are scheduled to be made on the Notes during the term of the Note Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes or of the Indenture except amendments or modifications to which Financial Security has given its prior written consent in an amount equal to (i) the Note Interest Distributable Amount and (ii) the Note Principal Distributable Amount. Scheduled Payments will not include payments which become due on an accelerated basis as a result of (a) a default by the Trust, (b) any election to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event Financial Security does not so elect, the Note Policy will continue to guarantee Scheduled Payments on the Notes in accordance with their original terms. Scheduled Payments shall not include any portion of a Note Interest Distributable Amount due to Noteholders because a notice and certificate in proper form was not timely Received (as defined below) by Financial Security unless, in each case, Financial Security elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include any amounts due in respect of the Notes attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or any event of default in respect of the Notes, or by reason of any deterioration of the creditworthiness of the Trust, nor shall Scheduled Payments include, nor shall coverage be provided under the Note Policy in respect of, any taxes, withholding or other charge with respect to any Noteholder imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Noteholder.

     Payment of claims on the Note Policy made in respect of Scheduled Payments will be made by Financial Security following Receipt (as defined below) by Financial Security of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the fourth Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the date on which such payment was due on the Notes.

THE CERTIFICATE POLICY

     Simultaneously with the issuance of the Certificates, Financial Security will deliver the Certificate Policy to the Owner Trustee for the benefit of each Certificateholder. Under the Certificate Policy, Financial Security will unconditionally and irrevocably guarantee to the Owner Trustee for the benefit of each Certificateholder the full and complete payment of (i) Guaranteed Distributions (as defined below) with respect to the Certificates and (ii) the amount of any Guaranteed Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law.

     "Guaranteed Distributions" will mean, with respect to each Distribution Date, the distributions to be made to Certificateholders (other than to WII) in an aggregate amount equal to the Certificate Distributable Amount due and payable on such Distribution Date in accordance with the original terms of the Certificates when issued and without regard to any amendment or modification of the Certificates, the Sale and Servicing Agreement or the Trust Agreement to which Financial Security has not given its prior written consent. Guaranteed Distributions shall not include, nor shall coverage be provided under the Certificate Policy in respect of, any taxes, withholding or other charge imposed with respect to any Certificateholder by any governmental authority.

     Payment of claims on the Certificate Policy made in respect of Guaranteed Distributions will be made by Financial Security following Receipt (as defined below) by Financial Security of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the fourth Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the date on which such payment was due on the Certificates.

OTHER TERMS OF THE POLICIES

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under either Policy, Financial Security shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by Financial Security from the Indenture Trustee or the Owner Trustee, as the case may be, of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Noteholder is required to return principal or interest paid on the Notes during the term of the Note Policy or the Certificateholder is required to return principal or interest distributed with respect to the Certificates during the term of the Certificate Policy, in either case because such distributions were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Noteholder or Certificateholder, as the case may be, that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by such Noteholder or Certificateholder, as the case may be, in such form as is reasonably required by Financial Security and provided to such Securityholder by Financial Security, irrevocably assigning to Financial Security all rights and claims of such Securityholder relating to or arising under the related Class of Notes or the Certificates, as the case may be, against the debtor which made such preference payments or otherwise with respect to such preference payment, or (ii) the date of Receipt by Financial Security from the Indenture Trustee or the Owner Trustee, as the case may be, of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the related Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the related Trustee or any Securityholder directly (unless a Securityholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the related Trustee for distribution to such Securityholder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, and as will be provided in the Indenture and Sale and Servicing Agreement, Financial Security will have certain rights to direct proceedings regarding the seeking to avoid payments made on or in respect of the Contracts, the Notes or the Certificates as preferential.

     The terms "Receipt" and "Received," with respect to either Policy, shall mean actual delivery to Financial Security and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day and delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under a Policy by the Indenture Trustee or the Owner Trustee, as the case may be, is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its fiscal agent shall promptly so advise the Indenture Trustee or the Owner Trustee, as the case may be, and such Trustee may submit an amended notice.

     Under the Policies, "Business Day" will mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed.

     Financial Security's obligations under the Note Policy in respect of Scheduled Payments and under the Certificate Policy in respect of Guaranteed Distributions shall in each case be discharged to the extent funds are transferred to the Indenture Trustee or the Owner Trustee, as the case may be, as provided in the related Policy whether or not such funds are properly applied by the Indenture Trustee or the Owner Trustee.

     Financial Security shall be subrogated to the rights of each Noteholder or Certificateholder, as the case may be, to receive payments of principal and interest to the extent of any payment by Financial Security under the related Policy.


     Claims under the Policies will constitute direct, unsecured and unsubordinated obligations of Financial Security ranking not less than pari passu with other unsecured and unsubordinated indebtedness of Financial Security for borrowed money. Claims against Financial Security under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of Financial Security. The terms of the Policies cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Note Policy may not be cancelled or revoked prior to distribution in full of all Scheduled Payments and the Certificate Policy may not be cancelled or revoked prior to distribution in full of all Guaranteed Distributions with respect to the Certificates. The Policies are not covered by the Property/Casualty Insurance Security Fund specified in
Article 76 of the New York Insurance Law. The Policies are governed by the laws of the State of New York. As a result, if a claim is made on the Note Policy for the benefit of the Noteholders, or a claim is made on the Certificate Policy for the benefit of the Certificateholders and Financial Security is insolvent and unable to pay the amount then due under that policy, the Noteholders or Certificateholders would not be permitted to file a claim against the Property/ Casualty Insurance Fund specified in Article 76 of the New York Insurance Law. In that circumstance, the Noteholders or Certificateholders would have recourse against the estate of Financial Security only, as any other general creditor of Financial Security.


                       FINANCIAL SECURITY ASSURANCE INC.
GENERAL

     Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.


     Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include MediaOne Capital Corporation, Fund American Enterprises Holdings, Inc., The Tokio Marine and Fire Insurance Co., Ltd. and EXEL Limited. No shareholder of Holdings is obligated to pay any debt of Financial

Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

     The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE


     Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.


RATINGS

     Financial Security's insurance financial strength is rated "Aaa" by Moody's. Financial Security's insurer financial strength is rated "AAA" by S&P and Standard & Poor's (Australia) Pty. Ltd. Financial Security's claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revisions or withdrawal at any time by such rating agencies. See "Risk Factors -- Ratings of the Securities."

CAPITALIZATION

     The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1998, as well as such capitalization as adjusted to give effect to certain transactions entered into during November 1998 (in thousands):

                                                                  SEPTEMBER 30, 1998
                                                              ---------------------------
                                                                ACTUAL     AS ADJUSTED(1)
                                                              ----------   --------------
                                                                      (UNAUDITED)
Deferred Premium Revenue (net of prepaid reinsurance
premiums)...................................................  $  480,089     $  480,089
                                                              ----------     ----------
Surplus Notes...............................................      50,000        130,000
                                                              ----------     ----------
Minority Interest...........................................          --         20,000
                                                              ----------     ----------
Shareholder's Equity:
  Common Stock..............................................      15,000         15,000
  Additional Paid-In Capital................................     614,787        684,787
  Accumulated Other Comprehensive Income (net of deferred
    income taxes)...........................................      41,923         41,923
  Accumulated Earnings......................................     326,145        326,145
                                                              ----------     ----------
Total Shareholder's Equity..................................     997,855      1,067,855
                                                              ----------     ----------
Total Deferred Premium Revenue, Surplus Notes, Minority
  Interest and Shareholder's Equity.........................  $1,527,944     $1,697,944
                                                              ==========     ==========

---------------

(1) Adjusted to give effect to (a) the purchase by Holdings of $80 million of surplus notes from Financial Security, in connection with the formation of a new indirect Bermuda subsidiary of Financial Security, initially capitalized with $100 million, including a $20 million minority interest owned by EXEL Limited, and (b) the contribution by Holdings to Financial Security of approximately $70 million, representing a portion of the proceeds from the sale by Holdings of $100 million of 6.95% Senior Quarterly Income Debt Securities due 2098 and callable without premium or penalty commencing November 1, 2003 or at any time following certain tax events.

     For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference into this Prospectus. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION


     Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                              THE MASTER SERVICER

     The Contracts will be serviced by WFS in its capacity as Master Servicer. While WFS may or may not use a Subservicer in servicing the Contracts, WFS is referred to as the Master Servicer herein.

     WFS, as Master Servicer, will be obligated pursuant to the Sale and Servicing Agreement, subject to the limitations set forth therein, to service the Contracts and to repurchase certain of the Contracts under certain circumstances if certain representations and warranties made by WFS are incorrect or if WFS, as Master Servicer, breaches certain of its servicing obligations under the Sale and Servicing Agreement, in either case in a manner that materially and adversely affects the Securityholders. WFS, as Master Servicer, may perform its servicing duties through one or more subservicers (each, a "Subservicer"), provided that the employment of a Subservicer shall not relieve the Master Servicer from any liability of the Master Servicer under the Sale and Servicing Agreement.

     If WFS uses a Subservicer, WFS, as Master Servicer, will enter into a subservicing agreement with that Subservicer. Such subservicing agreements must not be inconsistent with the terms of the Sale and Servicing Agreement. The Master Servicer may terminate a subservicing agreement and either service the related Contracts directly or enter into a new subservicing agreement for such Contracts with a Subservicer that need not be an affiliate of the Master Servicer. Notwithstanding any subservicing agreement, the Master Servicer will remain obligated and liable to the Indenture Trustee, the Owner Trustee and the Securityholders for servicing and administering the Contracts in accordance with the Sale and Servicing Agreement as if the Master Servicer alone were servicing the Contracts. References herein to actions required or permitted to be taken by the Master Servicer include such actions by a Subservicer. (Sale and Servicing Agreement, Section 4.01)

COLLECTION OF PAYMENTS

     The Master Servicer will service the Contracts and will provide certain accounting and reporting services with respect to the Contracts and the Securities. The Master Servicer must take all actions necessary to maintain continuous perfection of the security interests granted by the Obligors in the Financed Vehicles. The Master Servicer will be obligated to service the Contracts in accordance with the customary and usual servicing procedures employed by financial institutions that service retail installment sales contracts and/or installment loan agreements secured by motor vehicles and, to the extent more exacting, the procedures used for such contracts owned by the Master Servicer. In its judgment, the Master Servicer may reduce the APR of a delinquent Contract (but not below the sum of the Pass-Through Rate and the Servicing Fee Percent), may reduce the principal balance and may extend the scheduled maturity of a delinquent Contract for up to 90 days in the aggregate past the originally scheduled date of the last payment on such Contract, so long as the Master Servicer makes an appropriate Advance as will be required in the Sale and Servicing Agreement. (Sale and Servicing Agreement, Sections 4.01 and 4.02)

     The Master Servicer shall deposit in or credit to the Collection Account or the Holding Account, within two Business Days of receipt, all Net Collections received on or in respect of the Contracts (except that as to Contracts serviced by a Subservicer, such proceeds shall be deposited within three Business Days of receipt by the Subservicer). The Master Servicer will also deposit in or credit to the Collection Account or the Holding Account, within two Business Days of receipt, all Net Liquidation Proceeds and Net Insurance Proceeds, after deducting therefrom the amount of any outstanding and unreimbursed Advances. (Sale and Servicing Agreement, Section 4.01) See "Certain Information Regarding the Securities -- The Accounts and Eligible Investments."

ADVANCES

     The Master Servicer will be obligated to advance delinquent payments of Monthly P&I on individual Rule of 78's Contracts and to advance 30 days of interest at the sum of the Pass-Through Rate and the Servicing Fee Percent for each month of delinquency in that Due Period on individual Simple Interest Contracts (each, an "Advance") to the extent that any such Advance, if made, would not, in the good faith judgment of the Master Servicer, constitute a Nonrecoverable Advance. A "Nonrecoverable Advance" will be an Advance previously made or to be made by the Master Servicer which, in the good faith judgment of the Master Servicer, may not be ultimately recoverable by the Master Servicer from Liquidation Proceeds, Insurance Proceeds or otherwise. Concurrently with the furnishing of the related Distribution Date Statement to the Indenture Trustee and the Owner Trustee, the Master Servicer will deposit in the Collection Account all Advances, if any, in respect of the related Due Period. The Master Servicer will not be entitled to any interest on Advances when it is reimbursed for Advances. The amount of Advances deposited in the Collection Account for any Distribution Date may be net of amounts otherwise payable to the Master Servicer on such Distribution Date. (Sale and Servicing Agreement,
Section 5.04)

     In making Advances, the Master Servicer will be endeavoring to maintain a regular flow of interest and principal payments to the Securityholders rather than to guarantee or insure against losses. Advances will be reimbursed to the Master Servicer out of recoveries on the related Contracts (e.g., late payments by the Obligor, Net Liquidation Proceeds and Net Insurance Proceeds) or, to the extent any portion of an Advance is determined to be a Nonrecoverable Advance, out of unrelated installments of Monthly P&I or prepayment proceeds.

INSURANCE ON FINANCED VEHICLES


     Each Obligor on a Contract is required to maintain insurance covering physical damage to the Financed Vehicle of such Obligor in an amount not less than the lesser of its actual cash value or the unpaid principal balance under such Contract; provided, however, that the Master Servicer will not be obligated to enforce this requirement when the principal balance of a Contract is less than $4,000 or there are six or fewer months remaining to its Maturity Date. The Master Servicer or a Subservicer is required to be named as a loss payee under the policy of insurance obtained by the Obligor. In addition, to the extent required by applicable law, the policy of insurance will be delivered to the Master Servicer or Subservicer, as appropriate. The Financed Vehicle is required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. The Master Servicer shall obtain a limited dual interest insurance policy in respect of each Financed Vehicle that provides coverage for physical damage to, or loss of, a Financed Vehicle if the Obligor fails to maintain the required insurance; provided, however, that the Master Servicer shall not be required to maintain such insurance in respect of any Financed Vehicle as to which the related Contract has an unpaid principal balance of less than $4,000 or there are six or fewer months remaining to its Maturity Date. (Sale and Servicing Agreement, Section 4.04) Since Obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. If the Obligor fails to obtain or maintain the required insurance, the Master Servicer will be obligated, except when the Contract relating to such Financed Vehicle has an unpaid principal balance of less than $4,000 or there are six or fewer months remaining to its Maturity Date, to obtain such insurance and may add the premium for such insurance to the balance due on the Contract to the extent permitted by applicable law. The

Scheduled Balance of a Contract will not include any amount for such premium, and payments by an Obligor in respect of such financed premium will not be applied to distributions on the Securities.

SERVICER DETERMINATION AND REPORTS TO TRUSTEES

     The Master Servicer will perform monitoring and reporting functions for the Owner Trustee, the Indenture Trustee and Financial Security, including the preparation and delivery to the Owner Trustee, the Indenture Trustee and Financial Security of each Statement to Securityholders and an additional report covering the aggregate amount, if any, paid by or due from it or the Seller for the purchase of Contracts which it or the Seller has become obligated to purchase and the net amount of funds which have been deposited in or credited to the Collection Account or Holding Account. (Sale and Servicing Agreement,
Section 4.09)

REPURCHASES OF CERTAIN CONTRACTS BY THE MASTER SERVICER AND THE SELLER

     The Seller will have the option to purchase the remaining Contracts, and thereby cause early retirement of the Securities, on any Distribution Date as of which the Aggregate Scheduled Balance is less than 5% of the Cut-Off Date Aggregate Scheduled Balance. See "Certain Information Regarding the
Securities -- Termination." In addition, the Seller will be required to repurchase certain Contracts under certain circumstances if certain representations and warranties made by the Seller are incorrect and materially and adversely affect the interests of the Securityholders, the Indenture Trustee, the Owner Trustee or Financial Security. The Master Servicer will be required to purchase a Contract if it breaches certain of its servicing obligations with respect to such Contract such that the Contract is materially and adversely affected. Any such repurchase must be effected at a price (the "Repurchase Amount") equal to the outstanding principal balance of such Contract plus accrued interest thereon to the last Due Date in the Due Period in which such repurchase occurs. (Sale and Servicing Agreement, Sections 3.02, 4.07 and 9.01)

SERVICING COMPENSATION

     The Master Servicer will be entitled to compensation for the performance of its obligations under the Sale and Servicing Agreement. The Master Servicer shall be entitled to receive for each Contract from the Monthly P&I paid on or in respect of such Contract an amount (the "Servicing Fee") equal to one-twelfth of 1.25% per annum (the "Servicing Fee Percent") of the Scheduled Balance of such Contract for the related month in respect of which the Monthly P&I for such month has been collected or advanced. As additional compensation, the Master Servicer or its designee shall be entitled to retain all late payment charges, extension fees (the Master Servicer will determine when an extension is to be granted, subject to the limitations described under "Collection of Payments") and similar items paid in respect of the Contracts. The Master Servicer or its designee will receive as additional servicing compensation the amount, if any, by which the outstanding principal balance of a Contract that is prepaid in full prior to its maturity exceeds the Scheduled Balance of such Contract. The Master Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Sale and Servicing Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy. (Sale and Servicing Agreement, Section 4.08)

     The Servicing Fee will compensate the Master Servicer for performing the functions of a third party servicer of the Contracts as an agent for the Indenture Trustee and the Owner Trustee, including collecting and posting all payments, responding to inquiries of Obligors, investigating delinquencies, sending payment statements and reporting tax information to Obligors, paying costs of collections and policing the collateral. The Servicing Fee will also compensate the Master Servicer for administering the Contracts, including making Advances, accounting for collections, furnishing quarterly and annual statements to the Indenture Trustee and the Owner Trustee with respect to distributions and generating federal income tax information and certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Contracts.

REALIZATION UPON DEFAULTED CONTRACTS

     The Master Servicer will liquidate any Contract that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Such liquidation may be through repossession or sale of the Financed Vehicle securing such Contract or otherwise. In connection with such repossession or other conversion, the Master Servicer will follow such procedures as are normal and usual for holders of motor vehicle retail installment sales contracts and installment loans. In this regard, the Master Servicer may sell the Financed Vehicle at a repossession or other sale. (Sale and Servicing Agreement, Section 4.03)

YEAR 2000 COMPLIANCE

     Many computer systems process transactions involving dates by using only two digits to represent the year of the transaction (i.e., "98" for 1998), rather than the full four digits of the year involved. These computer systems could fail or produce erroneous results during the transition from 1999 to 2000. This problem could affect a wide variety of automated information management systems, the most critical of these functions from the perspective of the Trust are the billing and collection systems used by the Master Servicer.


     The Master Servicer has advised the Seller that during 1997 the Master Servicer initiated the process of preparing its computer systems and applications to be year 2000 compliant, including in particular those systems used in connection with the billing and collection of Obligors as to the Contracts to be sold to the Trust. This process involves modifying or replacing certain hardware and software maintained by the Master Servicer, as well as communicating with external service providers to ensure that they are taking the necessary actions to remedy their year 2000 compliance issues. The Master Servicer has advised the Seller that it expects to have substantially modified all of its information management systems and applications, both hardware and software, by the end of 1998 and is on schedule to complete testing and implementation during the third quarter of 1999. The Seller believes, based upon its discussions with the Master Servicer, that the Master Servicer and the Master Servicer's external service providers will be year 2000 compliant with respect to the systems and applications relevant to the Master Servicer's activities for the Trust in advance of January 1, 2000. The Master Servicer, as an operating subsidiary of the Bank, is subject to regulation by the Office of Thrift Supervision (the "OTS"). The OTS is providing vigorous oversight to the year 2000 compliance activities of the thrift institutions and their subsidiaries for which the OTS is the primary federal supervisory agency.


     Based upon the information currently available to the Seller, the Seller does not anticipate that there will be any cost to the Trust to address year 2000 issues or that such issues will have a material adverse effect upon the cash flows due the Trust from which payments to its Securityholders will be made. If the Master Servicer, Financial Security, the Indenture Trustee or the Owner Trustee do not have computerized systems that are year 2000 compliant by the year 2000, the ability to service the Contracts (in the case of the Master Servicer), to respond to a claim (in the case of Financial Security), to make distributions to the Noteholders (in the case of the Indenture Trustee) and to make distributions to the Certificateholders (in the case of the Owner Trustee) may be materially and adversely affected.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

GENERAL

     The Contracts are "chattel paper" as defined in the Uniform Commercial Code as in effect in California and the other states in which the Contracts are originated (the "UCC"). Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession of the chattel paper or filing a UCC-1 financing statement with the Secretary of State or other central filing office in the appropriate state as required by the applicable UCC.

     WFS and the Seller will take or cause to be taken such action as is required to perfect the Trust's rights in the Contracts and will represent and warrant that the Trust, subject to the interest of Financial Security under the Insurance Agreement pursuant to which the Policies will be issued, has good title, free and clear of liens and encumbrances, to each Contract on the Closing Date. Under the Sale and Servicing Agreement, WFS, as Master Servicer (or one or more Subservicers), will have custody of the Contracts following the sale of the Contracts to the Trust and will hold the Contracts as bailee for the benefit of the Trust. However, the Contracts will not be physically marked to indicate the ownership interest thereof by the Trust. UCC-1 financing statements will be filed with the California Secretary of State to perfect by filing and give notice of the Trust's ownership interest in the Contracts. If, through inadvertence or otherwise, any of the Contracts were sold to another party who purchased such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser would acquire an interest in the Contracts superior to the interests of the Trust if the purchaser acquired the Contracts in good faith, for value and without actual knowledge of the Trust's ownership interest in the Contracts. The Master Servicer will agree in the Sale and Servicing Agreement to take all necessary action to preserve and protect the Trust's ownership interest in the Contracts. The Seller will represent and warrant that each Contract is secured by a Financed Vehicle. Notwithstanding the failure of the Trust to have obtained a valid, first priority ownership interest in a Contract, Financial Security will remain unconditionally and irrevocably obligated on its guarantee of Scheduled Payments payable to Noteholders and Guaranteed Distributions payable to Certificateholders on each Distribution Date. See "The Policies."

SECURITY INTERESTS IN THE FINANCED VEHICLES

     All of the Financed Vehicles were registered in the State of California or another of the states listed above under "The Contracts Pool" at the time of origination of the related Contracts. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. Security interests in vehicles registered in the State of California (the state in which the largest number of Financed Vehicles is located) may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. Security interests in vehicles registered in most other states are perfected, generally, in a similar manner. California and some other states permit the required documents to perfect a security interest to be filed electronically as well as physically. The Seller will represent and warrant to the Trust in the Sale and Servicing Agreement that all steps necessary to obtain a perfected first priority security interest with respect to the Financed Vehicles securing the Contracts have been taken. If the Master Servicer fails, because of clerical error or otherwise, to effect or maintain such notation for a Financed Vehicle, the Trust may not have a first priority security interest in such Financed Vehicle.

     All retail installment sales contracts purchased by WFS name WFS as obligee or assignee and as the secured party. WFS also takes all actions necessary under the laws of the state in which the related vehicles are located to perfect its security interest in such vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of the certificates of title.

     The Seller will sell the Contracts and assign its security interests in the Financed Vehicles to the Trust and Financial Security. However, because of the administrative burden and expense, neither the Trust nor Financial Security will amend any certificate of title to identify the Trust or Financial Security as the new secured party nor will the certificates of title be delivered to the Trustee. Accordingly, WFS will continue to be named as the secured party on the certificates of title for the Financed Vehicles relating to Contracts originated by it. Under the law of California and most other states, the assignment of the Contracts is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the new secured party succeeds thereby to the assignor's rights as secured party. However, there exists a risk in not identifying the Trust as the new secured party on the certificates of title that, through fraud or negligence, the security interest of the Trust in one or more Financed Vehicles could be released.

     In the absence of fraud or forgery by the Financed Vehicle owner or administrative error by state recording officials, notation of the lien of WFS on the certificates of title or in the electronic records of the state officials where electronic titles are permitted, should be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in such Financed Vehicle. If there are any Financed Vehicles as to which WFS has failed to perfect the security interest assigned to the Trust, such security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests.

     In the event that the owner of a Financed Vehicle relocates to a state other than the state in which the Financed Vehicle is registered, under the laws of most states the perfected security interest in the Financed Vehicle would continue for four months after such relocation and thereafter, in most instances, until the owner registers the Financed Vehicle in such state. A majority of states, including California, generally require surrender of a certificate of title to initially register in that state a vehicle originally registered in another state. Therefore, the Master Servicer on behalf of the Trust must surrender possession, if it holds the certificate of title to such Financed Vehicle, for the Financed Vehicle owner to effect the registration. If the Financed Vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the Financed Vehicle, WFS, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if WFS' lien is noted thereon. Accordingly, WFS will have notice and the opportunity to reperfect the security interest in the Financed Vehicle in the state of relocation. If the Financed Vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, registration in that state could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle loans, WFS takes steps to effect such reperfection upon receipt of notice of reregistration or information from the obligor as to relocation. Similarly, when an Obligor under a Contract sells a Financed Vehicle, the Master Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Sale and Servicing Agreement, the Master Servicer, at its cost, will be obligated to maintain the continuous perfection of security interests in the Financed Vehicles.

     Under the law of California and most other states, liens for unpaid taxes and possessory liens for storage of and repairs performed on a motor vehicle take priority even over a perfected security interest in such vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The Seller will represent in the Sale and Servicing Agreement that, as of the Closing Date, the security interest in each Financed Vehicle is prior to all other present liens upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise at any time during the term of a Contract. No notice will be given to the Trustees, the Master Servicer or Securityholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the Closing Date would not give rise to the Seller's repurchase obligations under the Sale and Servicing Agreement.

ENFORCEMENT OF SECURITY INTERESTS IN FINANCED VEHICLES

     The Master Servicer, on behalf of the Trust, may take action itself or through one or more Subservicers to enforce its security interest with respect to defaulted Contracts by repossession and resale of the Financed Vehicles securing such defaulted Contracts. In addition to the provisions of the UCC, under California law the Contracts originated in California are subject to the provisions of its Rees-Levering Motor Vehicle Sales and Finance Act (the "Rees-Levering Act"). Contracts originated in other states are subject to retail installment sales laws and similar laws of those states including in many of those states their version of the Uniform Consumer Credit Code. The provisions of the Rees-Levering Act and similar laws of other states control in the event of a conflict with the provisions of the UCC. Under the UCC and laws applicable in most states, a creditor can, without prior notice to the debtor, repossess a motor vehicle securing a loan by voluntary surrender, by "self-help" repossession without breach of peace, and by judicial process. The Rees-Levering Act and similar laws of other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor's right to redeem the vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale.

     In the event of repossession and resale of a Financed Vehicle, the Master Servicer for the benefit of the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments. Under California law the proceeds from the resale of the motor vehicle securing the debtor's loan are required to be applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds of sale as to repossessed vehicles under the Contracts originated in most other states is similar.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of a creditor to repossess and resell collateral or enforce a deficiency judgment.

     In the event that deficiency judgments are not satisfied or are satisfied at a discount or are discharged in whole or in part in bankruptcy proceedings, including proceedings under Chapter 13 of the Bankruptcy Reform Act of 1978, as amended, the loss will be borne by the Trust.

OTHER MATTERS

     The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which give rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule, which would be applicable to the Trust and Financial Security, is limited to amounts paid under a Contract; however, the Obligor may also assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such Obligor.

     The courts have imposed general equitable principles on repossession and litigation involving deficiency balances. These equitable principles may have an effect of relieving an Obligor from some or all of the legal consequences of a default.

     Numerous other federal and state consumer protection laws, regulations and rules impose requirements applicable to the origination and servicing of the Contracts, including the Truth-in-Lending Act (and Federal Reserve Board Regulation Z), the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act (and Federal Reserve Board Regulation B), the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and the California Rees-Levering Act and motor vehicle retail installment sale acts in other states, and similar laws and rules. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Contracts. The Seller will represent and warrant in the Sale and Servicing Agreement that each of the Contracts, and the sale of the Financed Vehicles sold thereunder, complied with all material requirements of such laws.

REPURCHASE OBLIGATION

     Under the Sale and Servicing Agreement, the Seller will make representations and warranties relating to validity, subsistence, perfection and priority of the security interest in each Financed Vehicle as of the Closing Date. Accordingly, if any defect exists in the perfection of the security interest in any Financed Vehicle as of the Closing Date, including any defect arising from the violation of laws or rules, and such defect materially and adversely affects the interests of the Securityholders, the Indenture Trustee, the Owner Trustee or Financial Security, such defect would constitute a breach of a representation and warranty under the Sale and Servicing Agreement and, if uncured, would create an obligation of the Seller to repurchase such Contract unless the breach is cured. Additionally, in the Sale and Servicing Agreement the Master Servicer will make certain representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each Financed Vehicle, the breach of which would create an obligation of the Master Servicer to repurchase any affected Contract unless the breach is cured.

                                   THE SELLER

     The Seller is a wholly owned, limited-purpose operating subsidiary of WFS which was incorporated under the laws of the State of California on October 24, 1985. The principal office of the Seller is 23 Pasteur Road, Irvine, California 92618.

     The Seller was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from the Bank in connection with its activities as a finance subsidiary of the Bank. Effective May 1, 1995, ownership of the Seller was transferred to WFS and it is now a limited purpose operating subsidiary of WFS. The Seller has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by automobiles and light-duty trucks or (ii) authorizing, issuing, selling and delivering one or more series of obligations consisting of one or more classes of bonds or pass-through certificates collateralized by installment sales contracts and installment loans secured by automobiles and light-duty trucks, which bonds or pass-through certificates are rated in the highest available category by at least one nationally recognized statistical rating agency.

     The Seller's Articles of Incorporation limit the activities of the Seller to the above purposes and to any activities incidental to and necessary for such purposes.

BREACH OF REPRESENTATIONS AND WARRANTIES; DEFECTIVE CONTRACT DOCUMENTATION

     In the Sale and Servicing Agreement, the Seller will make certain representations and warranties with respect to each Contract as of the Closing Date, including but not limited to, perfection, validity, enforceability of and the absence of liens prior to the security interest granted pursuant to each Contract, title of the Trust in and to such Contracts, validity and enforceability of the Contracts as against the related Obligor, and collision and comprehensive insurance coverage related to each Financed Vehicle. (Sale and Servicing Agreement, Section 3.01) If (i) any of such representations and warranties is found to have been incorrect as of the time it was made or any document evidencing or securing a Contract is found to be defective or not to be contained in the Contract files, and (ii) the same materially and adversely affects the interest of the Certificateholders, the Indenture Trustee, the Owner Trustee or Financial Security in and to such Contract, the Seller must cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty is incorrect within 90 days of the discovery thereof. If the defect is not cured within such 90-day period, the Seller must purchase the Contract affected by the defect at a price equal to the outstanding principal amount of such Contract plus accrued interest thereon to the last Due Date in the Due Period in which such repurchase occurs. (Sale and Servicing Agreement, Section 3.02)

                                      WFS
GENERAL

     WFS is an auto finance company incorporated in California in 1988. WFS was formerly known as Westcorp Financial Services, Inc. ("Westcorp Financial"), a wholly owned subsidiary of the Bank and a licensed consumer finance company. Prior to May 1, 1995, the auto finance activities described in this Prospectus were conducted separately by the Bank, through its auto finance division, and by Westcorp Financial. Effective May 1, 1995, the Bank's auto finance division was combined with the consumer auto finance activities of Westcorp Financial, with Westcorp Financial then changing its corporate name to WFS Financial Inc. In August 1995, WFS completed an initial public offering of 19.7% of its common stock. WFS is now a majority owned operating subsidiary of the Bank.

     WFS purchases contracts in both the prime and non-prime credit quality segments of the auto finance market. During 1998, WFS purchased approximately 68% of its contracts from the prime credit quality segment and 32% from the non-prime segment, and during the three months ended March 31, 1999, WFS purchased approximately 72% of its contracts from the prime credit quality segment and 28% from the non-prime segment. WFS purchases the majority of its contracts from franchised dealers and to a lesser extent from independent dealers. During 1998, contracts for new and used vehicles represented 18% and 82%, respectively, of WFS' volume of contracts purchased, and during the three months ended March 31, 1999, contracts for new and used vehicles represented 22% and 78%, respectively, of WFS volume of contracts purchased.



     WFS is an operating subsidiary of the Bank. As an operating subsidiary, WFS is subject to regulation and supervision by the OTS and the Federal Deposit Insurance Corporation ("FDIC"). At March 31, 1999, WFS had total assets of $1,190.8 million, total liabilities of $1,016.0 million and stockholders' equity of $174.8 million. As of March 31, 1999, WFS' net portfolio of contracts totalled approximately $578.3 million.


     WFS' revenues are derived principally from contractual servicing fees, the retained interest on contracts sold for which servicing is retained, interest on contracts not sold and fee income including late fees, deferment fees, documentation fees and other fees, interest charged on its portfolio of contracts and, to a lesser extent, gain on other investments. Interest on borrowings and general and administrative costs are WFS' major expense items.

     The principal executive offices of WFS are located at 23 Pasteur Road, Irvine, California 92618.

BUSINESS ACTIVITIES


     WFS is engaged principally in the business of originating contracts secured by automobiles and light duty trucks from new and used car dealers and the public. WFS currently conducts its operations through its principal office and 47 production offices serving 42 states.


                                      WII

     WII is a wholly owned limited-purpose, operating subsidiary of WFS. WII was incorporated in California on June 11, 1996, for the purpose of purchasing an ownership interest in the Trust and similar trusts. WII is limited by its Articles of Incorporation from engaging in any business activities not incidental or necessary to its stated purpose.

     The principal executive office of WII is located at 23 Pasteur Road, Irvine, California 92618 and its telephone number is (949) 727-1000.

                                    THE BANK
GENERAL


     The Bank is a federally chartered savings association the principal office of which is located in Irvine, California. As of March 31, 1999, the Bank had total assets of $3.9 billion, total deposits of $2.1 billion and stockholder's equity of $341 million on a generally accepted accounting principles basis. The Bank is a wholly owned subsidiary of Westcorp. Westcorp is a broadly based financial services holding company which operates principally through the Bank, its wholly owned subsidiary, and through WFS.


     As a federally chartered savings association, the Bank is subject to regulation and supervision by the OTS and the FDIC. The Bank is a member of the Federal Home Loan Bank of San Francisco.

     The principal executive office of the Bank is located at 16485 Laguna Canyon Road, Irvine, California 92618 and its telephone number is (949) 727-1100.

BUSINESS ACTIVITIES


     The Bank is engaged principally in the business of attracting deposits from, and making real estate secured loans to the public. The Bank has offices in 10 states, including 25 retail banking offices in California. Funds for lending are obtained from deposits, borrowings, payments on existing loans and contracts and sales of loans and contracts.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Securities. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules contained within the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Securities. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     This summary does not purport to deal with all aspects of federal income taxation that may be relevant to investors in light of their individual investment circumstances (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations).

TAX CHARACTERIZATION OF TRUSTS

     In the opinion of Mitchell, Silberberg & Knupp LLP, special tax counsel to the Seller, the Trust will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on such counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the related Contracts, which may be reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Mitchell, Silberberg & Knupp LLP, special tax counsel to the Seller, has rendered an opinion that the Notes will be classified as debt for federal income tax purposes. All of the discussion below assumes this characterization of the Notes is correct.

     OID. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of such OID regulations.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     However, because a failure to pay interest currently on the Notes is not a default and does not give rise to a penalty, under the OID regulations the Notes might be viewed as having been issued with OID. This interpretation would not significantly affect accrual basis holders of Notes, although it would somewhat accelerate taxable income to cash basis holders by in effect requiring them to report interest income on the accrual basis.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of outstanding Notes or Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalty of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special tax counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES


     Treatment of Trust as a Partnership. The Seller and the Master Servicer will agree, and the related Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the Seller, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Master Servicer is not certain because there is no authority on transactions closely comparable to that contemplated herein.


     A variety of alternative characterizations are possible. For example, the Trust may be treated as a trust rather than a partnership for federal tax purposes. Or, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership and that all payments on the Certificates are denominated in U.S. dollars.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the related Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of such Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Contracts.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the related Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller and WII, in the proportion of 99% and 1%, respectively. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Contract, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Contracts will not be issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the related Contracts may be greater or less than the remaining principal balance of the Contracts at the time of purchase. If so, the Contracts will have been acquired at a premium or discount, as the case may be. As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Contract-by-Contract basis.

     If the Trust acquires the Contracts at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of such Contracts or to offset any such premium against interest income on such Contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997, under Section 708 of the Code, a sale or exchange of 50 percent or more of the capital and profits in the Trust would cause a deemed contribution of the assets of the Trust (the "Old Partnership") to a new partnership (the "New Partnership") in exchange for interests in the New Partnership. Such interests would be deemed distributed to the partners of the Old Partnership in liquidation thereof.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the related Contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller will be authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-l information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity, a foreign government or an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     WII will be designated as the tax matters partner for the Trust in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. These rates may be increased by future tax legislation. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalty of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     SECURITYHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                       CALIFORNIA INCOME TAX CONSEQUENCES

     In the opinion of Mitchell, Silberberg & Knupp LLP, special tax counsel to the Seller, the Trust will not be an association taxable as a corporation for California income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with. Mitchell, Silberberg & Knupp LLP has rendered an opinion that Certificateholders and Noteholders who are not residents of or otherwise subject to tax in California will not, solely by reason of their acquisition of an interest in the Certificates or any Class of Notes, respectively, be subject to California income, franchise, excise or similar taxes with respect to interest on the Certificates or any Class of Notes, respectively, or with respect to any of the other Trust Property.

     Investors should consult their own tax advisors to determine the state, local and other tax consequences to them of the purchase, ownership and disposition of the Securities.

                              ERISA CONSIDERATIONS

OVERVIEW

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans which would affect purchases of Securities by or on behalf of Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA and assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law, including, for any such government or church plan qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code, the prohibited transaction rules set forth in
Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that a Plan's investment be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Section 502(i) of ERISA impose certain excise taxes on such prohibited transactions. Securities purchased by a Plan would be assets of the Plan. Under regulations issued by the U.S. Department of Labor, the Contracts in certain circumstances may also be deemed to be assets of each Plan that purchases Securities. If this were so, persons that cause a Plan to acquire Securities or that sponsor or insure the related Contracts or manage, control or service the Contracts may be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Code in the absence of a statutory or administrative exemption.

THE NOTES

     The Notes may be purchased by a Plan subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

     The Notes may not be purchased with the assets of a Plan if the Seller, the Master Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (i) has investment or administrative discretion with respect to such Plan assets; (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such Plan assets and (b) will be based on the particular investment needs for such Plan; or (iii) is an employer maintaining or contributing to such Plan.

THE CERTIFICATES

     The Certificates may not be acquired by (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code (other than a governmental plan described in Section 4975(g)(2) of the Code) or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Certificates. By its acceptance of a Certificate or a beneficial interest therein, each Certificateholder or Certificate Owner will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

     Due to the complexities of the foregoing rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of an employee benefit plan considering the purchase of Certificates consult with its counsel regarding the applicability of the prohibited transaction provisions of ERISA and the Code to such investment.

     Prohibited Transaction Class Exemption ("PTCE") 95-60 was issued by the Department of Labor on July 12, 1995 in response to the United States Supreme Court decision John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), in which the Court held that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Subject to certain conditions, PTCE 95-60 provides general relief from the prohibited transaction rules that would otherwise be applicable to assets held in an insurance company's general account. Prospective insurance company purchasers should consult with their counsel to determine whether the decision in John Hancock, as modified by PTCE 95-60, affects their ability to make purchases of the Certificates.

                                  UNDERWRITING


     Subject to certain conditions contained in an underwriting agreement (the "Underwriting Agreement"), Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and NationsBank Montgomery Securities LLC (the "Underwriters") have agreed to severally purchase from the Trust, and the Trust has agreed to sell to the Underwriters, the respective principal amounts of each Class of Notes and the Certificates as set forth opposite their names below:


                          CLASS A-1, A-2 AND A-3 NOTES


                                             PRINCIPAL AMOUNT      PRINCIPAL AMOUNT      PRINCIPAL AMOUNT
               UNDERWRITER                  OF CLASS A-1 NOTES    OF CLASS A-2 NOTES    OF CLASS A-3 NOTES
               -----------                  ------------------    ------------------    ------------------
Bear, Stearns & Co. Inc...................     $                     $                     $
Credit Suisse First Boston Corporation....
Donaldson, Lufkin & Jenrette
  Securities Corporation..................
NationsBank Montgomery Securities LLC.....
          Total...........................     $                     $                     $
                                               ============          ============          ============


                        CLASS A-4 NOTES AND CERTIFICATES


                                                               PRINCIPAL AMOUNT     PRINCIPAL AMOUNT
                        UNDERWRITER                           OF CLASS A-4 NOTES    OF CERTIFICATES
                        -----------                           ------------------    ----------------
Bear, Stearns & Co. Inc.....................................     $                    $
Credit Suisse First Boston Corporation......................
Donaldson, Lufkin & Jenrette
  Securities Corporation....................................
NationsBank Montgomery Securities LLC.......................
          Total.............................................     $                    $
                                                                 ============         ===========


     The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus and to certain dealers at such prices
less a concession not in excess of      % of the principal amount of the Class
A-1 Notes,      % of the principal amount of the Class A-2 Notes,      % of the
principal amount of the Class A-3 Notes and      % of the principal amount of
the Class A-4 Notes. The Underwriters may allow, and such dealers may reallow, a
discount not in excess of      % of the principal amount of the Class A-1 Notes,
     % of the principal amount of the Class A-2 Notes,      % of the principal
amount of the Class A-3 Notes and      % of the principal amount of the Class
A-4 Notes on sales to certain other dealers. After the initial public offering, the public offering prices of the Notes and such concessions and discounts may be changed.

     The Seller has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such prices less
a concession not in excess of      % of the principal amount thereof. The
Underwriters may allow, and such dealers may reallow, a discount not in excess
of      % of the principal amount of the Certificates. After the initial public offering, the public offering price of the Certificates and such concessions and discounts may be changed.

     The Underwriting Agreement provides that the Underwriters' obligations thereunder are subject to approval of certain legal matters by counsel and to various other conditions.

     The Seller and WFS have agreed to jointly and severally indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

     In connection with the offering of the Securities, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of any Class of Securities. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. The Underwriters may bid for and purchase the Securities in the open market to cover syndicate short positions. In addition, the Underwriters may bid for and purchase the Securities in the open market to stabilize the price of the Securities. These activities may stabilize or maintain the market price of the Securities above independent market levels. The Underwriters are not required to engage in these activities, and may end these activities at any time.

                                 LEGAL MATTERS


     Certain legal matters with respect to the Securities, including certain federal and California income tax matters, will be passed upon for the Seller by Mitchell, Silberberg & Knupp LLP, Los Angeles, California. Brown & Wood LLP, San Francisco, California will act as counsel for the Underwriters. Certain legal matters relating to the Policies will be passed upon for Financial Security by Bruce E. Stern, Esq., General Counsel, Financial Security or an Associate General Counsel of Financial Security and by Rogers & Wells LLP, New York, New York.


                                    EXPERTS


     The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 which provides a new "safe harbor" for these types of statements. This Prospectus contains forward-looking statements which reflect the Seller's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The forward-looking terminology such as "believe," "expect," "may," "will," "should," "continue," and/or the negative thereof or other comparable expressions which indicate future events and trends identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Seller undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The level of demand for contracts, which is affected by such external factors as the level of interest rates, the strength of the various segments of the economy, debt burden held by the consumer and demographics of WFS' lending markets could cause actual results to differ materially from historical results or those anticipated.

                              INDEX OF DEFINITIONS

     Set forth below is a list of the defined capitalized terms used in this Prospectus and the pages on which the definitions of such terms may be found.


                            TERM                               PAGE
                            ----                               ----
Administration Agreement....................................      39
Administration Fee..........................................      39
Administrator...............................................      39
Advance.....................................................      45
Aggregate Scheduled Balance.................................      27
Aggregate Scheduled Balance Decline.........................      27
APR.........................................................      14
Backup Withholding..........................................      58
Bank........................................................       3
Business Day................................................       4
Calculation Day.............................................       8
Cede........................................................      22
Certificate Balance.........................................       6
Certificate Distributable Amount............................      27
Certificate Distribution Account............................      26
Certificate Final Distribution Date.........................       4
Certificateholders..........................................      22
Certificate Interest Carryover Shortfall....................      27
Certificate Interest Distributable Amount...................      27
Certificate Percentage......................................      28
Certificate Policy..........................................    1,12
Certificate Pool Factor.....................................      18
Certificate Principal Carryover Shortfall...................      28
Certificate Principal Distributable Amount..................      28
Certificate Quarterly Interest Distributable Amount.........      28
Certificate Quarterly Principal Distributable Amount........      28
Certificates................................................     1,3
Charge-Off Percentage.......................................      30
Class A-1 Final Distribution Date...........................       4
Class A-1 Notes.............................................     1,3
Class A-1 Rate..............................................       4
Class A-2 Final Distribution Date...........................       4
Class A-2 Notes.............................................     1,3
Class A-2 Rate..............................................       4
Class A-3 Final Distribution Date...........................       4
Class A-3 Notes.............................................     1,3
Class A-3 Rate..............................................       5
Class A-4 Final Distribution Date...........................       4
Class A-4 Notes.............................................     1,3
Class A-4 Rate..............................................       5
Closing Date................................................       3
Code........................................................      53
Collection Account..........................................      25
Commission..................................................       2
Contracts...................................................     1,4
Cut-Off Date................................................      12
Cut-Off Date Aggregate Scheduled Balance....................       7

                            TERM                               PAGE
                            ----                               ----
Defaulted Contract..........................................      28
Delinquency Percentage......................................      30
Determination Date..........................................      26
Distribution Accounts.......................................      26
Distribution Date...........................................       4
Distribution Date Statement.................................      26
DTC.........................................................       1
Due Date....................................................      29
Due Period..................................................      28
Eligible Investments........................................      25
ERISA.......................................................    9,59
Events of Default...........................................      19
Excess Amounts................................................  8,27
Exchange Act................................................      22
FDIC........................................................      52
Final Distribution Dates....................................       4
Financed Vehicles...........................................     1,4
Financial Security..........................................     1,3
Guaranteed Distributions....................................      41
Holdings....................................................      42
Holding Account.............................................      26
Indenture...................................................       3
Indenture Trustee...........................................       3
Indirect Participants.......................................      22
Insolvency Event............................................      34
Insurance Agreement.........................................       8
Insurer Default.............................................      20
Interest Period.............................................       5
Interest Rates..............................................       5
Issuer......................................................       3
IRS.........................................................      53
Liquidated Contract.........................................      28
Liquidation Expenses........................................      25
Master Servicer.............................................       3
Monthly P&I.................................................      29
Moody's.....................................................     1,9
Net Collections.............................................      24
Net Insurance Proceeds......................................      25
Net Liquidation Proceeds....................................      25
New Partnership.............................................      56
Nonrecoverable Advance......................................      45
Note Distributable Amount...................................      28
Note Distribution Account...................................      26
Note Final Distribution Dates...............................       4
Note Interest Carryover Shortfall...........................      28
Note Interest Distributable Amount..........................      28
Note Percentage.............................................      29
Note Policy.................................................    1,12
Note Pool Factor............................................      18
Note Principal Carryover Shortfall..........................      29
Note Principal Distributable Amount.........................      29
Note Quarterly Interest Distributable Amount................      29
Note Quarterly Principal Distributable Amount...............      29

                            TERM                               PAGE
                            ----                               ----
Noteholders.................................................      22
Notes.......................................................     1,3
Obligors....................................................      12
OID.........................................................      53
Old Partnerships............................................      56
Omnibus Proxy...............................................      23
Optional Purchase...........................................       8
Order.......................................................      41
Original Certificate Balance................................       6
OTS.........................................................      47
Owner Trustee...............................................     1,3
Participants................................................      22
Pass-Through Rate...........................................       6
Paying Agent................................................       6
Plans.......................................................      59
Policies....................................................    1,12
Principal Distributable Amount..............................      29
PTCE........................................................      60
Rating Agencies.............................................     1,9
Record Date.................................................       4
Rees-Levering Act...........................................      49
Receipt.....................................................      41
Received....................................................      41
Reinvestment Contract.......................................      25
Repurchase Amount...........................................      46

                            TERM                               PAGE
                            ----                               ----
Rule of 78's Contract..............A Contract that provides
                                   for the payment by the
                                   Obligor of a specified
                                   total number of payments,
                                   payable in equal monthly
                                   installments, which total
                                   represents the principal
                                   amount financed plus
                                   add-on interest in an
                                   amount calculated by
                                   using the Rule of 78's.
                                   Under the Rule of 78's,
                                   the amount of a monthly
                                   payment allocable to
                                   interest on a Contract is
                                   determined by multiplying
                                   the total amount of
                                   add-on interest payable
                                   over the term of the
                                   Contract by a fraction
                                   the denominator of which
                                   is a number equal to the
                                   sum of a series of
                                   numbers representing the
                                   number of each monthly
                                   payment due under the
                                   Contract and the
                                   numerator of which for a
                                   given month is the number
                                   of payments remaining
                                   before the maturity of
                                   the Contract. For
                                   example, with a Contract
                                   providing for 12
                                   payments, the denominator
                                   of each month's fraction
                                   will be 78, the sum of a
                                   series of numbers from 1
                                   to 12. Accordingly, in
                                   the example of a twelve
                                   payment Contract, the
                                   fraction for the first
                                   payment is 12/78, for the
                                   second payment 11/78, for
                                   the third payment 10/78,
                                   and so on through the
                                   final payment, for which
                                   the fraction is 1/78. The
                                   applicable fraction is
                                   then multiplied by the
                                   total add-on interest
                                   payment over the entire
                                   term of the Contract, and
                                   the resulting amount is
                                   the amount of add-on
                                   interest earned that
                                   month. The difference
                                   between the amount of the
                                   monthly payment by the
                                   Obligor and the amount of
                                   earned add-on interest
                                   calculated for the month
                                   is applied to principal
                                   reduction. Under the law
                                   of Texas, a similar
                                   procedure is permitted
                                   for calculating the
                                   amount of add-on interest
                                   earned, except the
                                   fraction is derived by
                                   using the sum of the
                                   monthly payments rather
                                   than the sum of the
                                   number of months (the
                                   "sum of the balances").
                                   As a Contract using
                                   either the Rule of 78's
                                   or the sum of the
                                   balances method to
                                   compute interest earned
                                   is payable in equal
                                   monthly payments, the
                                   mathematical result is
                                   substantially identical
                                   under either system.
                                   Accordingly, for purposes
                                   of convenience, the term
                                   "Rule of 78's" is used
                                   herein in referring to
                                   Contracts with add-on
                                   interest regardless of
                                   which system is used to
                                   calculated interest
                                   earned.
S&P.........................................................     1,9
Sale and Servicing Agreement................................      12
Scheduled Balance...........................................      29
Scheduled Payments..........................................      40
Securities..................................................     1,3
Seller......................................................     1,3
Servicer Defaults...........................................      34
Servicing Fee...............................................      46
Servicing Fee Percent.......................................      46
Simple Interest Contract ..  A Contract as to which interest is calculated each day on the
                             basis of the actual principal
                             balance of such Contract on
                             such day.
Specified Spread Account Balance............................      30
Spread Account..............................................     4,7
Spread Account Initial Deposit..............................       8
Statement to Securityholders................................      32
Subservicer.................................................      44
Trust.......................................................     1,3
Trust Agreement.............................................       3
Trust Fees and Expenses.....................................      18
Trustees....................................................       3
Trust Insolvency............................................      20
UCC.........................................................      47
Underwriters................................................      60

                            TERM                               PAGE
                            ----                               ----
Underwriting Agreement......................................      60
Unreimbursed Insurer Amounts................................      27
voting interests............................................      35
WFS.........................................................     1,3
WII.........................................................       3

================================================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE UNDERWRITERS OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                         PAGE
                                         -----
Available Information..................     2
Reports to Securityholders.............     2
Incorporation of Certain Documents by
  Reference............................     2
Summary of Prospectus..................     3
Risk Factors...........................    11
Formation of the Trust.................    11
The Contracts Pool.....................    13
Delinquency and Contract Loss
  Information..........................    17
Pool Factors and Trading Information...    18
Use of Proceeds........................    18
The Notes..............................    18
The Certificates.......................    20
Certain Information Regarding the
  Securities...........................    22
The Policies...........................    40
Financial Security Assurance Inc. .....    42
The Master Servicer....................    44
Certain Legal Aspects of the
  Contracts............................    47
The Seller.............................    51
WFS....................................    51
WII....................................    52
The Bank...............................    52
Federal Income Tax Consequences........    53
California Income Tax Consequences.....    58
ERISA Considerations...................    59
Underwriting...........................    60
Legal Matters..........................    61
Experts................................    61
Forward-Looking Statements.............    61
Index of Definitions...................   A-1
==============================================



======================================================
                               $

                                 WFS FINANCIAL

                               1999-B OWNER TRUST


                                 $
                                  % AUTO RECEIVABLE
                            BACKED NOTES, CLASS A-1

                                 $
                                  % AUTO RECEIVABLE
                            BACKED NOTES, CLASS A-2

                                 $
                                  % AUTO RECEIVABLE
                            BACKED NOTES, CLASS A-3

                                 $
                                  % AUTO RECEIVABLE
                            BACKED NOTES, CLASS A-4

                                 $
                                  % AUTO RECEIVABLE
                              BACKED CERTIFICATES
                              --------------------

                                   PROSPECTUS
                              --------------------

                            BEAR, STEARNS & CO. INC.



                           CREDIT SUISSE FIRST BOSTON


                          DONALDSON, LUFKIN & JENRETTE


                             NATIONSBANK MONTGOMERY


                                 SECURITIES LLC


                                          , 1999


======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the offering of the Securities being registered hereby are estimated as follows:

Registration Fee............................................  $
Printing and Engraving......................................       *
Trustees' Fees..............................................       *
Accounting Fees.............................................       *
Legal Fees and Expenses.....................................       *
Blue Sky Fees and Expenses..................................       *
Rating Agency Fees..........................................       *
Miscellaneous Fees..........................................       *
                                                              -----------
          Total.............................................  $    *
                                                              ===========

---------------

* To be supplied by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317(b) of the California Corporations Code (the "Corporations Code") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any "proceeding" (as defined in Section 317(a) of the Corporations Code), other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation (collectively, an "Agent"), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Agent acted in good faith and in a manner the Agent reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

     Section 317(c) of the Corporations Code provides that a corporation shall have power to indemnify any Agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action if the Agent acted in good faith and in a manner such Agent believed to be in the best interest of the corporation and its shareholders.

     Section 317(c) further provides that no indemnification may be made thereunder for any of the following: (i) in respect of any matter as to which an Agent shall have been adjudged to be liable to the corporation, unless the court in which such proceeding is or was pending shall determine that such Agent is fairly and reasonably entitled to indemnity for expenses, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval and (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Section 317(d) of the Corporations Code requires that an Agent be indemnified against expenses actually and reasonably incurred to the extent the Agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

     Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if specifically authorized and upon a determination that indemnification is proper in the circumstances because the Agent has met the applicable standard of conduct, by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (iii) approval of the shareholders, provided that any shares owned by the Agent may not vote thereon, or (iv) the court in which such proceeding is or was pending.

     Pursuant to Section 317(f) of the Corporations Code, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the Agent to repay such amount if it is ultimately determined that the Agent is not entitled to be indemnified.

     Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an Agent for liabilities arising by reason of the Agent's status, whether or not the corporation would have the power to indemnify the Agent against such liability under the provisions of Section 317.

     Registrant's Bylaws (the "Bylaws") provide for the indemnification of officers and directors of the Registrant, to the maximum extent permitted by the Corporations Code, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Registrant, and further provides for the advance to such officer or director of expenses incurred by such officer or director in any such proceeding to the maximum extent permitted by law. The Bylaws also provide that Registrant's Board of Directors may provide for the indemnification of, or advancement of expenses to, other Agents. Registrant's Articles of Incorporation provide that the liability of directors of the Registrant shall be eliminated to the fullest extent permissible under California law, but contain no specific provisions with respect to the indemnification of, or advancement of expenses to, Agents.

     Reference is also made to Section 7 of the Underwriting Agreement among Donaldson, Lufkin & Jenrette Securities Corporation, the Registrant and WFS (see
Exhibit 1.1), which provides for indemnification of the Registrant under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     A. EXHIBITS


          1.1     Form of Underwriting Agreement*
          3.1     Articles of Incorporation of WFS Financial Auto Loans, Inc.*
          3.2     Bylaws of WFS Financial Auto Loans, Inc.*
          4.1     Form of Trust Agreement among WFS Financial Auto Loans,
                  Inc., as Seller, WFS Investments, Inc., Financial Security
                  Assurance Inc. and Chase Manhattan Bank Delaware, as Owner
                  Trustee (including form of Certificates)*
          4.2     Form of Indenture among WFS Financial 1999-B Owner Trust,
                  Financial Security Assurance Inc. and Bankers Trust Company, as Indenture Trustee (including forms of Notes)*
          5.1 Opinion of Mitchell, Silberberg & Knupp LLP with respect to legality**
          8.1 Opinion of Mitchell, Silberberg & Knupp LLP with respect to tax matters**
         10.1     Form of Reinvestment Contract*
         10.2     Form of Sale and Servicing Agreement*
         10.3     Form of Insurance Agreement*
         10.4     Form of Financial Guaranty Insurance Policy (Notes)*

      10.5   Form of Financial Guaranty Insurance Policy (Certificates)*
      10.6   Form of Indemnification Agreement*
      10.7   Form of Administration Agreement among WFS Financial 1999-B Owner
             Trust, WFS Financial Inc, and Bankers Trust Company, as Indenture
             Trustee*
      20.1   Consolidated financial statements of Financial Security Assurance
             Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997
             (Incorporated by reference from the Annual Report on Form 10-K of Financial Security Assurance Holdings Inc. for the year ended
             December 31, 1997 (file #1-12644) as filed on or about
             March 24, 1998)
      20.2   Condensed consolidated financial statements of Financial Security
             Assurance Inc. and Subsidiaries for the three month period ended
             March 31, 1998 (Incorporated by reference from the Quarterly Report on Form 10-Q of Financial Security Assurance Holdings Inc. for the quarter ended March 31, 1998 (file #1-12644) as filed on or about
             May 13, 1998)
      23.1   Consent of Mitchell, Silberberg & Knupp LLP (included as part of
             Exhibit 5.1)**
      23.2   Consent of Mitchell, Silberberg & Knupp LLP (included as part of
             Exhibit 8.1)**
      23.3   Consent of Coopers & Lybrand L.L.P.**
      24.1   Power of Attorney (Page II-4)
      25.1   Statement of Eligibility and Qualification of Indenture Trustee**


---------------

 * Previously filed.


** To be supplied by amendment.

     B. FINANCIAL STATEMENT SCHEDULES

     Not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

          (a) To provide to the Underwriters at the closing date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

          (d) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that (i) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) it reasonably believes that the securities offered under this Registration Statement will be "investment grade securities", as such term is defined under Transaction Requirements B.2 of the Instructions to Form S-3, at the time of sale of such securities, and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 5th day of May, 1999.


                                        WFS FINANCIAL AUTO LOANS, INC.,

                                        as originator of


                                        WFS FINANCIAL 1999-B OWNER TRUST



                                        By:       /s/ THOMAS A. WOLFE

                                           -------------------------------------

                                                      Thomas A. Wolfe

                                                         President

                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints Joy Schaefer, Thomas A. Wolfe and Guy Du Bose and each of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign and to file any and all amendments, including post-effective amendments, to this Registration Statement, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                       TITLE                     DATE
                      ---------                                       -----                     ----

                 /s/ THOMAS A. WOLFE                      President and Chief Executive       May 5, 1999
-----------------------------------------------------      Officer, Director (Principal
                   Thomas A. Wolfe                              Executive Officer)

                 /s/ LEE A. WHATCOTT                        Chief Financial Officer,          May 5, 1999
-----------------------------------------------------                Director
                   Lee A. Whatcott                          (Principal Financial and
                                                                Accounting Officer)

                  /s/ JOY SCHAEFER                                  Director                  May 5, 1999
-----------------------------------------------------
                    Joy Schaefer

                  /s/ JAMES R. MAY                                  Director                  May 5, 1999
-----------------------------------------------------
                    James R. May

                /s/ JEFFREY B. DAVIS                                Director                  May 5, 1999
-----------------------------------------------------
                  Jeffrey B. Davis

                               INDEX TO EXHIBITS


                                                                         SEQUENTIALLY
EXHIBIT                                                                    NUMBERED
NUMBER                             DESCRIPTION                               PAGE
-------                            -----------                           ------------
   1.1     Form of Underwriting Agreement*.............................
   3.1     Articles of Incorporation of WFS Financial Auto Loans,
           Inc.*.......................................................
   3.2     Bylaws of WFS Financial Auto Loans, Inc.*...................
   4.1     Form of Trust Agreement among WFS Financial Auto Loans,
           Inc., as Seller, WFS Investments, Inc., Financial Security
           Assurance Inc. and Chase Manhattan Bank Delaware, as Owner
           Trustee (including form of Certificates)*...................
   4.2     Form of Indenture among WFS Financial 1999-B Owner Trust,
           Financial Security Assurance Inc. and Bankers Trust Company,
           as Indenture Trustee (including forms of Notes)*............
   5.1     Opinion of Mitchell, Silberberg & Knupp LLP with respect to legality**..................................................
   8.1     Opinion of Mitchell, Silberberg & Knupp LLP with respect to tax matters**...............................................
  10.1     Form of Reinvestment Contract*..............................
  10.2     Form of Sale and Servicing Agreement*.......................
  10.3     Form of Insurance Agreement*................................
  10.4     Form of Financial Guaranty Insurance Policy (Notes)*........
  10.5     Form of Financial Guaranty Insurance Policy
           (Certificates)*.............................................
  10.6     Form of Indemnification Agreement*..........................
  10.7     Form of Administration Agreement among WFS Financial 1999-B
           Owner Trust, WFS Financial Inc, and Bankers Trust Company,
           as Indenture Trustee*.......................................
  20.1     Consolidated financial statements of Financial Security
           Assurance Inc. and Subsidiaries as of December 31, 1997 and
           1996, and for each of the three years in the period ended
           December 31, 1997 (Incorporated by reference from the Annual
           Report on Form 10-K of Financial Security Assurance Holdings
           Inc. for the year ended December 31, 1997 (file #1-12644) as filed on or about March 24, 1998)
  20.2     Condensed consolidated financial statements of Financial
           Security Assurance Inc. and Subsidiaries for the three month period ended March 31, 1998 (Incorporated by reference from the Quarterly Report on Form 10-Q of Financial Security
           Assurance Holdings Inc. for the quarter ended March 31, 1998
           (file #1-12644) as filed on or about May 13, 1998)
  23.1     Consent of Mitchell, Silberberg & Knupp LLP (included as
           part of Exhibit 5.1)**......................................
  23.2     Consent of Mitchell, Silberberg & Knupp LLP (included as
           part of Exhibit 8.1)**......................................
  23.3     Consent of Coopers & Lybrand L.L.P.**.......................
  24.1     Power of Attorney (Page II-4)...............................
  25.1     Statement of Eligibility and Qualification of Indenture
           Trustee**...................................................


---------------

 * Previously filed.


** To be supplied by amendment.